As filed with the Securities and Exchange Commission on   October 13 , 2010
Registration No. 333- 168696

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 1
to
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OMEGA HEALTHCARE INVESTORS, INC.
and the Subsidiary Guarantors listed on Schedule A
(Exact name of registrant as specified in its charter)

Maryland	6798	38-3041398
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
 (410) 427-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
 (410) 427-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Eliot W. Robinson, Esq.
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488
(404) 572-6600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                                           ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)                                 ☐

Schedule A

Subsidiary Guarantors

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Arizona Lessor - Infinia, Inc.	Maryland	6798	32-0008074
Baldwin Health Center, Inc.	Pennsylvania	6798	25-1495708
Bayside Alabama Healthcare Second, Inc.	Alabama	6798	38-3517839
Bayside Arizona Healthcare Associates, Inc.	Arizona	6798	38-3518309
Bayside Arizona Healthcare Second, Inc.	Arizona	6798	38-3520329
Bayside Colorado Healthcare Associates, Inc.	Colorado	6798	38-3517837
Bayside Colorado Healthcare Second, Inc.	Colorado	6798	38-3520325
Bayside Indiana Healthcare Associates, Inc.	Indiana	6798	38-3517842
Bayside Street II, Inc.	Delaware	6798	38-3519969
Bayside Street, Inc.	Maryland	6798	38-3160026
Canton Health Care Land, Inc.	Ohio	6798	20-1914579
Carnegie Gardens LLC	Delaware	6798	20-2442381
Center Healthcare Associates, Inc.	Texas	6798	38-3517844
Cherry Street – Skilled Nursing, Inc.	Texas	6798	38-3592148
Colonial Gardens, LLC	Ohio	6798	26-0110549
Colorado Lessor - Conifer, Inc.	Maryland	6798	32-0008069
Copley Health Center, Inc.	Ohio	6798	34-1473010
CSE Albany LLC	Delaware	6798	20-5885886
CSE Amarillo LLC	Delaware	6798	20-5862752
CSE Anchorage LLC	Delaware	6798	26-1866499
CSE Arden L.P.	Delaware	6798	20-5888680
CSE Augusta LLC	Delaware	6798	20-5885921
CSE Bedford LLC	Delaware	6798	20-5886082
CSE Blountville LLC	Delaware	6798	20-8295288
CSE Bolivar LLC	Delaware	6798	20-8295024
CSE Cambridge LLC	Delaware	6798	20-5886976
CSE Cambridge Realty LLC	Delaware	6798	20-5959318
CSE Camden LLC	Delaware	6798	20-8295066
CSE Canton LLC	Delaware	6798	20-5887312
CSE Casablanca Holdings II LLC	Delaware	6798	26-0595183
CSE Casablanca Holdings LLC	Delaware	6798	20-8724466
CSE Cedar Rapids LLC	Delaware	6798	20-5884941
CSE Centennial Village	Delaware	6798	20-6974959
CSE Chelmsford LLC	Delaware	6798	20-5920451
CSE Chesterton LLC	Delaware	6798	20-5885195
CSE Claremont LLC	Delaware	6798	20-5883891
CSE Corpus North LLC	Delaware	6798	20-5186415
CSE Crane LLC	Delaware	6798	20-8684704
CSE Denver Iliff LLC	Delaware	6798	20-8037772
CSE Denver LLC	Delaware	6798	20-5884311
CSE Douglas LLC	Delaware	6798	20-5883761
CSE Dumas LLC	Delaware	6798	20-5883692
CSE Elkton LLC	Delaware	6798	20-5887006
CSE Elkton Realty LLC	Delaware	6798	20-5959253
CSE Fairhaven LLC	Delaware	6798	20-8281491
CSE Fort Wayne LLC	Delaware	6798	20-5885125
CSE Frankston LLC	Delaware	6798	20-5862947
CSE Georgetown LLC	Delaware	6798	20-5886126
CSE Green Bay LLC	Delaware	6798	20-5888029
CSE Hilliard LLC	Delaware	6798	20-5887347
CSE Huntingdon LLC	Delaware	6798	20-8295191
CSE Huntsville LLC	Delaware	6798	20-5887764
CSE Indianapolis-Continental LLC	Delaware	6798	20-5885046
CSE Indianapolis-Greenbriar LLC	Delaware	6798	20-5885096

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
CSE Jacinto City LLC	Delaware	6798	20-5186519
CSE Jefferson City LLC	Delaware	6798	20-8295101
CSE Jeffersonville-Hillcrest Center LLC	Delaware	6798	20-5885261
CSE Jeffersonville-Jennings House LLC	Delaware	6798	20-5885346
CSE Kerrville LLC	Delaware	6798	20-8684872
CSE King L.P.	Delaware	6798	20-5888725
CSE Kingsport LLC	Delaware	6798	20-5887736
CSE Knightdale L.P.	Delaware	6798	20-5888653
CSE Lake City LLC	Delaware	6798	20-5863259
CSE Lake Worth LLC	Delaware	6798	20-5863173
CSE Lakewood LLC	Delaware	6798	20-5884352
CSE Las Vegas LLC	Delaware	6798	20-5887216
CSE Lawrenceburg LLC	Delaware	6798	20-5887802
CSE Lenoir L.P.	Delaware	6798	20-5888528
CSE Lexington Park LLC	Delaware	6798	20-5886951
CSE Lexington Park Realty LLC	Delaware	6798	20-5959280
CSE Ligonier LLC	Delaware	6798	20-5885484
CSE Live Oak LLC	Delaware	6798	20-5863086
CSE Logansport LLC	Delaware	6798	20-5885583
CSE Lowell LLC	Delaware	6798	20-5885381
CSE Marianna Holdings LLC	Delaware	6798	20-1411422
CSE Memphis LLC	Delaware	6798	20-8295130
CSE Mobile LLC	Delaware	6798	20-5883572
CSE Moore LLC	Delaware	6798	20-5887574
CSE North Carolina Holdings I LLC	Delaware	6798	20-5888397
CSE North Carolina Holdings II LLC	Delaware	6798	20-5888430
CSE Omro LLC	Delaware	6798	20-5887998
CSE Orange Park LLC	Delaware	6798	20-5863371
CSE Orlando-Pinar Terrace Manor LLC	Delaware	6798	20-5863043
CSE Orlando-Terra Vista Rehab LLC	Delaware	6798	20-5863223
CSE Pennsylvania Holdings	Delaware	6798	20-6974946
CSE Piggott LLC	Delaware	6798	20-5883659
CSE Pilot Point LLC	Delaware	6798	20-5862827
CSE Ponca City LLC	Delaware	6798	20-5887495
CSE Port St. Lucie LLC	Delaware	6798	20-5863294
CSE Richmond LLC	Delaware	6798	20-5885427
CSE Ripley LLC	Delaware	6798	20-8295238
CSE Ripon LLC	Delaware	6798	26-0480886
CSE Safford LLC	Delaware	6798	20-5883807
CSE Salina LLC	Delaware	6798	20-5885669
CSE Seminole LLC	Delaware	6798	20-5887615
CSE Shawnee LLC	Delaware	6798	20-5887524
CSE Spring Branch LLC	Delaware	6798	20-5186484
CSE Stillwater LLC	Delaware	6798	20-5887548
CSE Taylorsville LLC	Delaware	6798	20-5886196
CSE Texarkana LLC	Delaware	6798	20-5862880
CSE Texas City LLC	Delaware	6798	20-5862791
CSE The Village LLC	Delaware	6798	20-5186550
CSE Upland LLC	Delaware	6798	20-5891148
CSE Walnut Cove L.P.	Delaware	6798	20-5888502
CSE West Point LLC	Delaware	6798	20-5887119
CSE Whitehouse LLC	Delaware	6798	20-8294979
CSE Williamsport LLC	Delaware	6798	26-0480953
CSE Winter Haven LLC	Delaware	6798	20-5863327
CSE Woodfin L.P.	Delaware	6798	20-5888619
CSE Yorktown LLC	Delaware	6798	20-5885163
Dallas – Skilled Nursing, Inc.	Texas	6798	38-3592151

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Delta Investors I, LLC	Maryland	6798	54-2112455
Delta Investors II, LLC	Maryland	6798	54-2112456
Desert Lane LLC	Delaware	6798	20-3098022
Dixon Health Care Center, Inc.	Ohio	6798	34-1509772
Florida Lessor – Crystal Springs, Inc.	Maryland	6798	75-3116533
Florida Lessor – Emerald, Inc.	Maryland	6798	22-3872569
Florida Lessor – Lakeland, Inc.	Maryland	6798	22-3872564
Florida Lessor – Meadowview, Inc.	Maryland	6798	56-2398721
Florida Real Estate Company, LLC	Florida	6798	20-1458431
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland	6798	16-1650494
Greenbough, LLC	Delaware	6798	27-0258266
Hanover House, Inc.	Ohio	6798	34-1125264
Heritage Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517861
House of Hanover, Ltd	Ohio	6798	34-6691713
Hutton I Land, Inc.	Ohio	6798	20-1914403
Hutton II Land, Inc.	Ohio	6798	20-1914470
Hutton III Land, Inc.	Ohio	6798	20-1914529
Indiana Lessor – Jeffersonville, Inc.	Maryland	6798	22-3872575
Indiana Lessor – Wellington Manor, Inc.	Maryland	6798	32-0008064
Jefferson Clark, Inc.	Maryland	6798	38-3433390
LAD I Real Estate Company, LLC	Delaware	6798	20-1454154
Lake Park – Skilled Nursing, Inc.	Texas	6798	38-3592152
Leatherman 90-1, Inc.	Ohio	6798	20-1914625
Leatherman Partnership 89-1, Inc.	Ohio	6798	34-1656489
Leatherman Partnership 89-2, Inc.	Ohio	6798	34-1656491
Long Term Care – Michigan, Inc.	Michigan	6798	04-3833330
Long Term Care – North Carolina, Inc.	North Carolina	6798	04-3833335
Long Term Care Associates – Illinois, Inc.	Illinois	6798	38-3592159
Long Term Care Associates – Indiana, Inc.	Indiana	6798	38-3592160
Long Term Care Associates – Texas, Inc.	Texas	6798	38-3592142
Meridian Arms Land, Inc.	Ohio	6798	20-1914864
North Las Vegas LLC	Delaware	6798	20-3098036
NRS Ventures, L.L.C.	Delaware	6798	38-4236118
OHI (Connecticut), Inc.	Connecticut	6798	06-1552120
OHI (Florida), Inc.	Florida	6798	65-0523484
OHI (Illinois), Inc.	Illinois	6798	37-1332375
OHI (Indiana), Inc.	Indiana	6798	38-3568359
OHI (Iowa), Inc.	Iowa	6798	38-3377918
OHI (Kansas), Inc.	Kansas	6798	48-1156047
OHI Asset (CA), LLC	Delaware	6798	04-3759925
OHI Asset (CO), LLC	Delaware	6798	84-1706510
OHI Asset (CT) Lender, LLC	Delaware	6798	75-3205111
OHI Asset (FL), LLC	Delaware	6798	13-4225158
OHI Asset (ID), LLC	Delaware	6798	04-3759931
OHI Asset (IL), LLC	Delaware	6798	14-1951802
OHI Asset (IN), LLC	Delaware	6798	04-3759933
OHI Asset (LA), LLC	Delaware	6798	04-3759935
OHI Asset (MI), LLC	Delaware	6798	27-3378345
OHI Asset (MI/NC), LLC	Delaware	6798	04-3759928
OHI Asset (MO), LLC	Delaware	6798	04-3759939
OHI Asset (OH) Lender, LLC	Delaware	6798	51-0529744
OHI Asset (OH) New Philadelphia, LLC	Delaware	6798	51-0529741
OHI Asset (OH), LLC	Delaware	6798	04-3759938
OHI Asset (PA) Trust	Maryland	6798	54-6643405
OHI Asset (PA), LLC	Delaware	6798	90-0137715
OHI Asset (SMS) Lender, Inc.	Maryland	6798	33-1067711
OHI Asset (TX), LLC	Delaware	6798	04-3759927
OHI Asset CSB LLC	Delaware	6798	27-2820083

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset CSE – E, LLC	Delaware	6798	27-1675861
OHI Asset CSE – U, LLC	Delaware	6798	27-1675768
OHI Asset Essex (OH), LLC	Delaware	6798	83-0379722
OHI Asset II (CA), LLC	Delaware	6798	20-1000879
OHI Asset II (FL), LLC	Delaware	6798	27-1813906
OHI Asset II (PA) Trust	Maryland	6798	84-6390330
OHI Asset III (PA) Trust	Maryland	6798	84-6390331
OHI Asset IV (PA) Silver Lake Trust	Maryland	6798	80-6146794
OHI Asset, LLC	Delaware	6798	32-0079270
OHI of Texas, Inc.	Maryland	6798	38-3506136
OHI Sunshine, Inc.	Florida	6798	82-0558471
OHI Tennessee, Inc.	Maryland	6798	38-3509157
OHIMA, Inc.	Massachusetts	6798	06-1552118
Omega (Kansas), Inc.	Kansas	6798	32-0142534
Omega TRS I, Inc.	Maryland	6798	38-3587540
Orange Village Care Center, Inc.	Ohio	6798	34-1321728
OS Leasing Company	Kentucky	6798	38-3221641
Panama City Nursing Center LLC	Delaware	6798	20-2568041
Parkview – Skilled Nursing, Inc.	Texas	6798	38-3592157
Pavillion North Partners, Inc.	Pennsylvania	6798	20-2597892
Pavillion North, LLP	Pennsylvania	6798	75-3202956
Pavillion Nursing Center North, Inc.	Pennsylvania	6798	25-1222652
Pine Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517864
Reunion Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517865
San Augustine Healthcare Associates, Inc.	Texas	6798	38-3517866
Skilled Nursing – Gaston, Inc.	Indiana	6798	38-3592171
Skilled Nursing – Herrin, Inc.	Illinois	6798	38-3592162
Skilled Nursing – Hicksville, Inc.	Ohio	6798	38-3592172
Skilled Nursing – Paris, Inc.	Illinois	6798	38-3592165
Skyler Maitland LLC	Delaware	6798	20-3888672
South Athens Healthcare Associates, Inc.	Texas	6798	38-3517880
St. Mary’s Properties, Inc.	Ohio	6798	20-1914905
Sterling Acquisition Corp.	Kentucky	6798	38-3207992
Sterling Acquisition Corp. II	Kentucky	6798	38-3207991
Suwanee, LLC	Delaware	6798	20-5223977
Texas Lessor – Stonegate GP, Inc.	Maryland	6798	32-0008071
Texas Lessor – Stonegate, Limited, Inc.	Maryland	6798	32-0008072
Texas Lessor – Stonegate, LP	Maryland	6798	32-0008073
Texas Lessor – Treemont, Inc.	Maryland	6798	16-1650495
The Suburban Pavilion, Inc.	Ohio	6798	34-1035431
Washington Lessor – Silverdale, Inc.	Maryland	6798	56-2386887
Waxahachie Healthcare Associates, Inc.	Texas	6798	38-3517884
West Athens Healthcare Associates, Inc.	Texas	6798	38-3517886
Wilcare, LLC	Ohio	6798	26-0110550

(1) Address, including zip code, and telephone number, including area code, of the principal executive offices of each subsidiary guarantor listed in Schedule A is c/o Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland, 21030 and the telephone number is (410) 427-1700.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to exchange these securities and is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 13 , 2010

Omega Healthcare Investors, Inc.
Exchange Offer

$200,000,000 7½% Senior Notes due 2020
for $200,000,000 7½% Senior Notes due 2020
that have been registered under the Securities Act of 1933

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $200,000,000 of our new 7½% Senior Notes due 2020, which we refer to as the exchange notes, for all of our outstanding unregistered 7½% Senior Notes due 2020, which we refer to as the initial notes, in a transaction registered under the Securities Act of 1933, as amended, or the Securities Act. We collectively refer to the initial notes and the exchange notes as the notes.  We refer to the offer described in this prospectus to exchange the initial notes for the exchange notes as the exchange offer.

The notes are unconditionally guaranteed by our existing and future subsidiaries that guarantee our other existing senior notes, revolving credit facility or any other indebtedness of ours or of the subsidiary guarantors, which we refer to as the subsidiary guarantors. The guarantees of the notes are unsecured senior obligations of the subsidiary guarantors and rank equally with existing and future unsecured senior debt of the subsidiary guarantors and senior to existing and future subordinated debt of the subsidiary guarantors.  The guarantees are effectively subordinated to existing and future secured debt of the subsidiary guarantors and structurally subordinated to existing and future debt of our non-guarantor subsidiaries.

Terms of the exchange offer:

●	We will exchange all initial notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

●	You may withdraw tenders of initial notes at any time prior to the expiration of the exchange offer.

●	We believe that the exchange of initial notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

●	The form and terms of the exchange notes are identical in all material respects to the form and terms of the initial notes.

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless we extend the offer.  We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the exchange offer.  If you fail to tender your initial notes, you will continue to hold unregistered securities and your ability to transfer your initial notes could be adversely affected.

         Any broker-dealer that acquires exchange notes for its own account in exchange for initial notes must represent that the initial notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes. During the period ending 90 days after the consummation of the exchange offer, subject to extension in limited circumstances, a participating broker-dealer may use this prospectus for an offer to sell, a resale or other retransfer of exchange notes received in exchange for initial notes which it acquired through market-making activities or other trading activities. See “The Exchange Offer—Resales of Exchange Notes.”

No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on the New York Stock Exchange or any other securities exchange.

For a discussion of factors you should consider in determining whether to tender your initial notes, see the information under “Risk Factors” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2010.

We have not authorized anyone to give any information or to make any representations concerning this exchange offer except that which is in this prospectus, or which is referred to under “Where You Can Find More Information.”  If anyone gives or makes any other information or representation, you should not rely on it.  This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful.  You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.  You should also be aware that information in this prospectus may change after this date.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to:

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

If you would like to request copies of these documents, please do so by                   , 2010 (which is five business days before the scheduled expiration of the exchange offer) in order to receive them before the expiration of the exchange offer.

i

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements under “Risk Factors” and elsewhere in this prospectus regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct.  Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus.  These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.

There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.  These factors include, without limitation:

●
those items discussed under “Risk Factors” herein and under “Risk Factors” in Item 1A to our annual reports on Form 10-K and as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;

●	uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

●
the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors’ obligations;

●	our ability to sell closed or foreclosed assets on a timely basis and on the terms that allow us to realize the carrying value of these assets;

●	our ability to negotiate appropriate modifications to the terms of our credit facilities;

●	our ability to manage, re-lease or sell any owned and operated facilities;

●	the availability and cost of capital;

●	changes in our credit ratings and the ratings of our debt and preferred securities;

●	competition in the financing of healthcare facilities;

●	regulatory and other changes in the healthcare sector;

●	changes in the financial position of our operators;

ii

●	the effect of economic and market conditions generally and, particularly, in the healthcare industry;

●	changes in interest rates;

●	the amount and yield of any additional investments;

●	changes in tax laws and regulations affecting real estate investment trusts, or REITs; and

●	our ability to maintain our status as a REIT.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements.  We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

iii

PROSPECTUS SUMMARY

The following summary highlights certain information contained in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before participating in the exchange offer. You should carefully read this entire prospectus before participating in the exchange offer. In particular, you should read the section entitled “Risk Factors,” and our financial statements and the notes relating thereto presented herein and incorporated by reference into this prospectus. All references to “Omega,”“ the Company,” “we,” “our,” “us,” and similar terms in this prospectus refer to Omega Healthcare Investors, Inc. together with its subsidiaries through which it operates. Unless otherwise indicated, the non-financial information presented herein is as of the date of this prospectus.

Company Overview

We are a self-administered real estate investment trust, or REIT, investing in income-producing healthcare facilities, principally long-term care facilities, located in the United States. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, independent living facilities and rehabilitation and acute care facilities.

Our portfolio of investments at June 30, 2010, consisted of 398 healthcare facilities, located in 34 states and operated by 46 third-party operators. Our gross investment in these facilities totaled approximately $2.4 billion at June 30, 2010, with approximately 99% of our real estate investments related to long-term healthcare facilities. This portfolio is made up of (i) 370 SNFs, (ii) 10 assisted living facilities, (iii) 5 specialty facilities, (iv) fixed rate mortgages on 10 SNFs, and (v) 3 SNFs that are currently held for sale. At June 30, 2010, we also held other investments of approximately $33.4 million, consisting primarily of secured loans to third-party operators of our facilities.

Recent Developments

Acquisition of CapitalSource Subsidiaries

On November 17, 2009, we entered into a purchase agreement with CapitalSource Inc., or CapitalSource, and certain of its subsidiaries, pursuant to which we agreed to purchase certain CapitalSource subsidiaries owning 80 long-term care facilities and an option to purchase certain other CapitalSource subsidiaries owning an additional 63 long-term care facilities.

Our acquisition of the CapitalSource subsidiaries pursuant to the purchase agreement was conducted in three separate closings:  (i) on December 22, 2009, we acquired CapitalSource subsidiaries owning 40 long-term care facilities for an aggregate purchase price of approximately $294 million; (ii) on June 9, 2010, we acquired CapitalSource subsidiaries owning 63 long-term care facilities for an aggregate purchase price of approximately $293 million; and (iii) on June 29, 2010, we acquired CapitalSource subsidiaries owning 40 long-term care facilities for an aggregate purchase price of approximately $270 million.

Certain Other Indebtedness

Revolving Credit Facility

On April 13, 2010, we entered into a new $320 million revolving senior secured credit facility, or the revolving credit facility.  The revolving credit facility is being provided by Bank of America, N.A., Deutsche Bank Trust Company Americas, UBS Loan Finance LLC, General Electric Capital Corporation, Crédit Agricole Corporate and Investment Bank, Jefferies Group, Inc., RBS Citizens, N.A. and Stifel Bank & Trust, as lenders, pursuant to a credit agreement dated as of  April 13, 2010, among the Omega subsidiaries named therein, as borrowers, the lenders named therein, and Bank of America, N.A., as administrative agent.  The revolving credit facility replaced and refinanced our $200 million revolving senior secured credit facility entered into on June 30, 2009.  The revolving credit facility matures on April 13, 2014; provided, however, that if Omega has not refinanced or repaid its 7% Senior Notes due 2014 prior to December 31, 2013, the revolving credit facility will mature on December 31, 2013.

Omega and certain of its subsidiaries that are not borrowers under the revolving credit facility guarantee the obligations of our borrower subsidiaries under the revolving credit facility. The lenders under the revolving credit facility have agreed that unrestricted subsidiaries so designated pursuant to the indentures relating to the notes and our other existing senior notes, will not be required to guarantee the revolving credit facility. All obligations under the revolving credit facility are secured by a perfected first priority lien on certain real properties and all improvements, fixtures, equipment and other personal property relating thereto of the subsidiaries party to the revolving credit facility as borrowers, and by an assignment of leases, rents, sale/refinance proceeds and other proceeds flowing from the real properties securing the revolving credit facility.

7% Senior Notes Due 2014

We have outstanding $310 million of 7% Senior Notes due 2014 which were issued pursuant to an indenture dated as of March 22, 2004 between us and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures dated as of July 20, 2004, November 5, 2004, December 1, 2005, January 7, 2010, January 29, 2010, February 2, 2010 ,  June 23, 2010 and September 2, 2010 .

7% Senior Notes Due 2016

We have outstanding $175 million of 7% Senior Notes due 2016 which were issued pursuant to an indenture dated as of December 30, 2005 between us and U.S. Bank National Association as trustee, as supplemented by supplemental indentures dated as of January 7, 2010, January 29, 2010, February 2, 2010 , June 23, 2010 and September 2, 2010 .

6¾% Senior Notes Due 2022

   We have outstanding $225 million of 6¾% Senior Notes due 2022 which were issued pursuant to an indenture dated as of October 4, 2010 between us and U.S. Bank National Association as trustee.

Assumed CapitalSource Debt

In connection with the June 29, 2010 CapitalSource closing,  we assumed approximately $182 million in aggregate principal amount of long-term mortgage loans guaranteed by the U.S. Department of Housing and Urban Development, or HUD, maturing between 2036 and 2045. The subsidiaries acquired at the June 29, 2010 CapitalSource closing (and the acquisition subsidiaries of Omega acquiring the CapitalSource subsidiaries) were designated as unrestricted subsidiaries under the indenture governing the notes, as well as under the indentures governing our other existing senior notes.  Accordingly, these subsidiaries are not subsidiary guarantors of the notes.

Neither Omega nor any of its restricted subsidiaries have guaranteed such indebtedness.

As part of the June 29, 2010 acquisition, one of our unrestricted subsidiaries also assumed $20 million in outstanding unsecured indebtedness, or the Delta notes, maturing in 2021.

Corporate Information

We were incorporated in the State of Maryland on March 31, 1992.  Our principal executive offices are located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700.  Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus.  See “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are accessible free of charge on our website at www.omegahealthcare.com.  Information on our website does not constitute part of this prospectus.

The Exchange Offer

On February 9, 2010, we issued $200,000,000 aggregate principal amount of 7½% Senior Notes due 2020 to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws.  In connection with the sale of the initial notes to the initial purchasers, we entered into a registration rights agreement pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence this exchange offer and to use our commercially reasonable efforts to complete the exchange offer not later than 360 days after the issue date of the initial notes.  The summary below describes the principal terms and conditions of the exchange offer.  Some of the terms and conditions described below are subject to important limitations and exceptions.  See “The Exchange Offer” for a more detailed description of the terms and conditions of the exchange offer and “Description of Notes” for a more detailed description of the terms of the exchange notes.

The Exchange Offer
We are offering to exchange up to $200,000,000 aggregate principal amount of our new 7½% Senior Notes due 2020, which have been registered under the Securities Act, in exchange for your initial notes.  For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note.  Exchange notes will only be issued in denominations of $2,000 and integral multiples of $1,000.  The form and terms of the exchange notes will be substantially the same as the form and terms of the surrendered initial notes.  The exchange notes will evidence the same indebtedness as, and will replace the initial notes tendered in exchange therefor and will be issued pursuant to, and entitled to the benefits of, the indenture governing the initial notes.  As of the date of this prospectus, initial notes representing $200,000,000 aggregate principal amount are outstanding.  See “The Exchange Offer.”

Resale of Exchange Notes
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the exchange notes offered in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

	●	you are acquiring the exchange notes in the ordinary course of your business;

	●	you are not participating, do not intend to participate in and have no arrangement or understanding with any person to participate in a “distribution” of the exchange notes; and

	●	you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Any broker-dealer that acquires exchange notes for its own account in exchange for initial notes must represent that the initial notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes. However, by so acknowledging and by delivering a prospectus, such participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. During the period ending 90 days after the consummation of the exchange offer, subject to extension in limited circumstances, a participating broker-dealer may use this prospectus for an offer to sell, a resale or other retransfer of exchange notes received in exchange for initial notes which it acquired through market-making activities or other trading activities.  See “The Exchange Offer—Resales of Exchange Notes.”

Registration Rights Agreement
We sold the initial notes in a private offering in reliance on Section 4(2) of the Securities Act. The initial notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we entered into the registration rights agreement with the initial purchasers of the initial notes requiring us to make this exchange offer.  See “The Exchange Offer—Purpose and Effect; Registration Rights.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we extend the expiration date. See “The Exchange Offer—Expiration Date; Extension; Amendments.”

Withdrawal
You may withdraw your tender of initial notes at any time before the exchange offer expires.  Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer.  See “The Exchange Offer—Withdrawal Rights.”

Interest on the Exchange Notes and the Initial Notes
We will pay interest on the notes twice a year, on each February 15 and August 15, commencing August 15, 2010.  The exchange notes will bear interest from the most recent date to which interest has been paid on the initial notes. If your initial notes are accepted for exchange, then you will receive interest on the exchange notes and not on the initial notes. Any initial notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Procedures for Tendering Initial Notes	Each holder of initial notes that wishes to tender their initial notes must either:

●
complete, sign and date the accompanying letter of transmittal or a facsimile copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed, if required, and deliver the letter of transmittal, together with any other required documents (including the initial notes), to the exchange agent; or

●
if initial notes are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or

	●	comply with the procedures set forth below under “—Guaranteed Delivery Procedures.”

Holders of initial notes that tender initial notes in the exchange offer must represent that the following are true:

	●	the holder is acquiring the exchange notes in the ordinary course of its business;

●
the holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in a “distribution” of the exchange notes within the meaning of the Securities Act; and

	●	the holder is not an “affiliate” of us within the meaning of Rule 405 of the Securities Act.

Do not send letters of transmittal, certificates representing initial notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus and in the letter of transmittal. We may reject your tender of initial notes if you tender them in a manner that does not comply with the instructions provided in this prospectus and the accompanying letter of transmittal. See “Risk Factors—There are significant consequences if you fail to exchange your initial notes” and “The Exchange Offer—Procedures for Tendering Initial Notes.”

Special Procedures for Beneficial Owners	If:
	●	you beneficially own initial notes;

	●	those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee; and

	●	you wish to tender your initial notes in the exchange offer,

please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures
If you hold initial notes in certificated form or if you own initial notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those initial notes but:

	●	your initial notes are not immediately available;

	●	time will not permit you to deliver the required documents to the exchange agent by the expiration date; or

	●	you cannot complete the procedure for book-entry transfer on time,

you may tender your initial notes pursuant to the procedures described in “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery.”

Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with this exchange offer.  The address, telephone number and facsimile number of the exchange agent is set forth under “The Exchange Offer—The Exchange Agent.”

U.S. Federal Income Tax Considerations
Generally, a holder of initial notes will not recognize taxable gain or loss on the exchange of initial notes for exchange notes pursuant to the exchange offer. See “Certain United States Federal Income Tax Consequences.”

Accounting Treatment
The exchange notes will be recorded at the same carrying value as the initial notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.  See “The Exchange Offer—Accounting Treatment.”

Use of Proceeds	We will not receive any proceeds from the exchange offer or the issuance of the exchange notes. See “Use of Proceeds.”

Effect on Holders of Initial Notes	As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered initial notes, we will have fulfilled our obligations under the registration rights agreement.

If you do not tender your initial notes or we reject your tender, your initial notes will remain outstanding and will be entitled to the benefits of the indenture governing the initial notes.  Under such circumstances, you would not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.  For a more detailed description of our obligation to file a shelf registration statement, see “The Exchange Offer—Purpose and Effect; Registration Rights” and “The Exchange Offer—Consequences of Failure to Exchange Initial Notes .”  Existing transfer restrictions would continue to apply to the initial notes.

Any trading market for the initial notes could be adversely affected if some but not all of the initial notes are tendered and accepted in the exchange offer.

Description of Exchange Notes

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the initial notes, except that the exchange notes:

●	will have been registered under the Securities Act;

●	will not bear restrictive legends restricting their transfer under the Securities Act;

●	will not be entitled to the registration rights that apply to the initial notes; and

●	will not contain provisions relating to an increase in the interest rate borne by the initial notes under circumstances related to the timing of the exchange offer.

The exchange notes represent the same debt as the initial notes and are governed by the same indenture, which is governed by New York law.  A brief description of the material terms of the exchange notes follows.  You should read the discussion under the heading “Description of Notes” for further information regarding the exchange notes.

Issuer	Omega Healthcare Investors, Inc.

Securities Offered	$200,000,000 aggregate principal amount of 7½% Senior Notes due 2020.

Maturity	February 15, 2020.

Interest Rate	7½% per year (calculated using a 360-day year).

Interest Payment Dates	February 15 and August 15, beginning on August 15, 2010. Interest accrues from the issue date of the initial notes.

Ranking
The notes are our unsecured senior obligations and rank equally with all of our existing and future senior debt and senior to all of our existing and future subordinated debt. The notes are effectively subordinated in right of payment to our secured indebtedness (including obligations under our revolving credit facility and term loan to the extent of the value of the assets securing such indebtedness). The notes are structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.

As of June 30, 2010, we had approximately $100 million of borrowings outstanding under our term loan to which the notes are effectively subordinated, $221 million of borrowings outstanding under our revolving credit facility to which the notes are effectively subordinated, and approximately $99 million of additional borrowing capacity under our revolving credit facility.  As of June 30, 2010, our non-guarantor subsidiaries had approximately $182 million of borrowings outstanding under our HUD-guaranteed loans, and another $20 million of unsecured debt outstanding under the Delta notes.

Guarantees	The notes are fully and unconditionally guaranteed, jointly and severally, by each of our subsidiaries that guarantees our other existing notes and our revolving credit facility.

Optional Redemption	We may redeem the notes, in whole or in part, at any time on and after February 15, 2015 at the redemption prices set forth under “Description of Notes—Optional Redemption.”

Optional Redemption After Public Equity Offerings

We may redeem up to 35% of the notes with money that we raise in one or more equity offerings at any time (which may be more than once) prior to February 15, 2013, as long as at least 65% of the aggregate principal amount of notes issued remains outstanding afterwards. See “Description of Notes—Optional Redemption.”

Change of Control Offer
If we experience a change of control, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest. See “Description of Notes—Repurchase of Notes upon a Change of Control.”

We might not be able to pay you the required price for notes you present to us at the time of a change of control, because:

● we might not have enough funds at that time; or

● the terms of our revolving credit facility, term loan, indentures governing our other existing notes or other indebtedness agreements may prevent us from paying.

See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase notes upon a change of control, which would be an event of default under the indenture.”

Asset Sale Proceeds
If we or our restricted subsidiaries engage in asset sales and the net cash proceeds we receive from such asset sales exceeds specified amounts, we generally must either invest the net cash proceeds from such sales in our business within a specified period of time, prepay senior debt or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. In such a scenario, the purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest. See “Description of Notes—Covenants—Limitation on Asset Sales.”

Certain Indenture Provisions	The indenture governing the notes will contain covenants limiting our (and all of our restricted subsidiaries’) ability to:

● pay dividends or make certain other restricted payments or investments;

● incur additional indebtedness;

	●	create liens on assets;

	●	merge, consolidate, or sell all or substantially all of our and our restricted subsidiaries’ assets;

	●	enter into certain transactions with affiliates;

	●	create restrictions on dividends or other payments by our restricted subsidiaries; and

	●	create guarantees of indebtedness by restricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes—Covenants.”

Suspension of Covenants
Under the indenture governing the notes, in the event, and only for as long as, the notes are rated investment grade and no default or event of default has occurred or is continuing, many of the covenants set forth in the indenture above will not apply to us. See “Description of Notes—Suspension of Covenants”.

No Public Market
We do not intend to apply for a listing of the exchange notes on the NYSE or any other securities exchange.  Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Required Approvals; Appraisal Rights
Other than the registration of the exchange notes under the Securities Act, and compliance with federal securities laws, we are not aware of any state or federal regulatory requirements with which we must comply in connection with the exchange offer.  In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under applicable law or the indenture.

Risk Factors

Before making an investment decision, you should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the section “Risk Factors.”

Summary Financial Data

The following summary consolidated financial data should be read in connection with the consolidated financial statements incorporated by reference in this prospectus, as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 which are incorporated by reference elsewhere in this prospectus.

	Year Ended December 31, (in thousands, except per share amounts)					Six Months Ended June 30, (in thousands, except per share amounts)
	2005	2006	2007	2008	2009	2009	2010
Operating Data:
Revenues:
Core operations	$109,535	$135,513	$159,558	$169,592	$179,008	$89,525	$110,147
Nursing home operations (1)	-	-	-	24,170	18,430	8,787	7,336
Total revenues	$109,535	$135,513	$159,558	$193,762	$197,438	$98,312	$117,483

Interest expense (2)	$34,771	$47,611	$44,092	$39,746	$39,075	$19,011	$33,644

Income (loss) from continuing operations	$37,289	$55,905	$67,598	$77,691	$82,111	$44,734	$36,460

Net income (loss) available to common	$25,355	$45,774	$59,451	$70,551	$73,025	$40,191	$31,917

Per Share Amounts:
Income (loss) from continuing operations
Basic	$0.46	$0.78	$0.88	$0.93	$0.87	$0.49	$0.35
Diluted	$0.46	$0.78	$0.88	$0.93	$0.87	$0.49	$0.35
Net income (loss) available to common
Basic	$0.49	$0.78	$0.90	$0.94	$0.87	$0.49	$0.35
Diluted	$0.49	$0.78	$0.90	$0.94	$0.87	$0.49	$0.35
Dividends, Common Stock (3)	$0.85	$0.96	$1.08	$1.19	$1.20	$0.60	$0.64
Dividends, Series D Preferred (3)	$2.09	$2.09	$2.09	$2.09	$2.09	$1.05	$1.05
Weighted-average common shares outstanding, basic	51,738	58,651	65,858	75,127	83,556	82,485	90,935
Weighted-average common shares outstanding, diluted	52,059	58,745	65,886	75,213	83,649	82,578	91,057

Other Financial Data:
Depreciation and amortization	$25,277	$32,263	$36,056	$39,890	$44,694	$21,921	$31,138

Consolidated Balance Sheet Data:
Gross investments	$1,129,405	$1,294,306	$1,322,964	$1,502,847	$1,803,743	$1,509,872	$2,463,061
Total assets	$1,036,042	$1,175,370	$1,182,287	$1,364,467	$1,655,033	$1,343,850	$2,296,445
Revolving lines of credit	$58,000	$150,000	$48,000	$63,500	$94,100	$46,000	$221,000
Other long-term borrowings	$508,229	$526,141	$525,709	$484,697	$644,049	$484,689	$1,006,014
Total debt (4)	$566,229	$676,141	$573,709	$548,197	$738,149	$530,689	$1,227,014
Stockholders’ equity	$440,943	$465,454	$586,127	$787,988	$865,227	$786,404	$961,081

(1)  Relates to nursing home revenue of owned and operated assets.
(2)  Includes interest refinancing costs.
(3)  Dividends per share are those declared and paid during such period.
(4)  Total debt includes long-term debt and current maturities of long-term debt.

Ratio of Earnings to Fixed Charges

	Year Ended December 31,					Six Months Ended June 30,
	2005	2006	2007	2008	2009	2009	2010
Earnings / Fixed Charge coverage ratio	2.1x	2.2x	2.5x	2.9x	3.1x	3.3x	2.1x

Earnings consist of income from continuing operations plus fixed charges.  Fixed charges consist of interest expense.

RISK FACTORS

You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus, before participating in this exchange offer.  Additional risks and uncertainties not currently known or that are currently deemed to be immaterial may also materially and adversely affect our business operations and financial condition or the market for the notes.

Risks Relating to the Exchange Offer

There are significant consequences if you fail to exchange your initial notes.

We did not register the initial notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer.  As a result, the initial notes may only be transferred in limited circumstances under applicable securities laws.  If you do not exchange your initial notes in the exchange offer, you will lose your right to have the initial notes registered under the Securities Act, subject to certain exceptions.  If you continue to hold initial notes after the exchange offer, you may be unable to sell the initial notes.  Initial notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing restrictions.

You must follow the appropriate procedures to tender your initial notes or they will not be exchanged.

The exchange notes will be issued in exchange for the initial notes only after timely receipt by the exchange agent of the initial notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation.  If you want to tender your initial notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery.  Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of initial notes for exchange.  Initial notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions.  In addition, if you tender the initial notes in the exchange offer to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.  For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

The consummation of the exchange offer may not occur.

           We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the exchange notes.

If you tender your initial notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. In addition, if you are a broker-dealer receiving exchange notes for your own account in exchange for initial notes acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

Risks Related to the Notes

If an active trading market for the notes does not develop, the liquidity and value of the notes could be harmed.

The exchange notes have been registered under the Securities Act.  Although the exchange notes are eligible for trading, we cannot assure you that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. Future trading prices of the exchange notes will depend on many factors, including, among other things, the success of this exchange offer, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for a listing of the exchange notes on the NYSE or any other securities exchange.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have a significant amount of indebtedness. As of June 30, 2010,  (a) we had (i) approximately $1.2 billion of debt outstanding, including the initial notes, of which approximately $308 million , including $182 million in secured debt of our non-guarantor subsidiaries, would have ranked effectively senior to the notes to the extent of the value of the assets securing such debt and (ii) approximately $99 million of availability under our revolving credit facility , and (b) our non-guarantor subsidiaries had $182 million in secured debt and $20 million in unsecured debt outstanding.  Borrowings under our revolving credit facility and our term loan effectively rank senior to the notes to the extent of the value of the assets securing such debt. The notes are also effectively subordinated to existing and future indebtedness of our non-guarantor subsidiaries and have no direct claim against such subsidiaries or their assets.  Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. Our substantial indebtedness could have other important consequences to you and significantly impact our business. For example, it could

●	make it more difficult for us to satisfy our obligations with respect to the notes;

●	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

●
require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness and leases, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

●	expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest ;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●
limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business plan or other general corporate purposes on satisfactory terms or at all;

●	reduce the amount of surplus funds distributable by the non-guarantor subsidiaries to Omega for use in its business, such as for the payment of indebtedness, including the notes; and

        We may elect to make additional investments in our non-guarantor subsidiaries if their cash flow from operations is insufficient for them to make payments on their indebtedness.

In addition, our revolving credit facility, our term loan, the indentures governing our other existing senior notes and the indenture governing the notes contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. These restrictions require us to comply with or maintain certain financial tests and limit or prohibit our ability to, among other things,

●	incur, assume or permit to exist additional indebtedness, guaranty obligations or hedging arrangements;

●	incur liens or agree to negative pledges in other agreements;

●	declare dividends, make payments or redeem or repurchase capital stock;

●	limit the ability of our subsidiaries to enter into agreements restricting dividends and distributions;

●	engage in mergers, acquisitions and other business combinations;

●	prepay, redeem or purchase certain indebtedness;

●	amend or otherwise alter the terms of our organizational documents, our indebtedness, including the notes, and other material agreements;

●	sell assets; and

●	engage in certain transactions with affiliates.

Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.

Despite current indebtedness levels, we may incur additional debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although covenants under our revolving credit facility, our term loan, the indentures governing our other existing senior notes and the indenture governing the notes will limit our ability and the ability of our present and future restricted subsidiaries to incur additional indebtedness, the terms of the indenture governing the notes will permit us to incur significant additional indebtedness. To the extent that we incur additional indebtedness, the risk associated with our substantial indebtedness described above, including our possible inability to service our debt, will increase.

To service our debt, we will require a significant amount of cash, the availability of which depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and existing sources of funds are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt and other future debt may limit our ability to pursue any of these alternatives. Notwithstanding our cash needs, we have the ability to make restricted payments of at least $600 million as of June 30, 2010. See “Description of Notes—Covenants—Limitation on Restricted Payments”.

Payment of principal and interest on the notes  is effectively subordinated to our existing and future secured debt to the extent of the value of the assets securing that debt.

The notes are not secured. Our obligations and the obligations of the subsidiary guarantors under our revolving credit facility and term loan are secured by a first priority security interest on substantially all of the assets of our subsidiaries that are borrowers under the related indebtedness. Accordingly, any borrowings by the subsidiary guarantors under the revolving credit facility and term loan would be senior in payment rights to the notes. The notes are also effectively subordinated to the existing and future indebtedness of our non-guarantor subsidiaries. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the assets securing such indebtedness will first be applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including under the notes. As a result, the notes are effectively subordinated to our revolving credit facility, term loan and any other future secured indebtedness of Omega and the subsidiary guarantors to the extent of the value of the assets securing that indebtedness, and the notes are effectively subordinated to our existing and future indebtedness of our non-guarantor subsidiaries. The holders of the notes would, in all likelihood, recover ratably less than the lenders of our secured indebtedness in the event of our bankruptcy or insolvency. As of June 30, 2010, we had approximately $100 million of borrowings outstanding under our term loan to which the notes are effectively subordinated, $221 million of borrowings outstanding under our revolving credit facility to which the notes are effectively subordinated, and approximately $99 million of additional borrowing capacity under our revolving credit facility.

Not all of our subsidiaries are guarantors and therefore the notes are structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes.

The subsidiary guarantors of the notes will include only our existing restricted subsidiaries and all of our future restricted subsidiaries that guarantee any indebtedness of ours or of our subsidiary guarantors. Any subsidiary that we properly designate as an unrestricted subsidiary under the indenture governing the notes will not provide guarantees of the notes.

The notes and guarantees are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes and will be required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets.  Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors, secured creditors and preferred stockholders, of such subsidiary. As of June 30, 2010, our non-guarantor subsidiaries had $182 million in outstanding secured indebtedness and $20 million of unsecured indebtedness.  Our non-guarantor subsidiaries accounted for approximately $340 million, or 15%, of our total assets as of June 30, 2010.

Under certain circumstances a court could cancel the notes or the related guarantees under fraudulent conveyance laws.

Our issuance of the notes and the related guarantees may be subject to review under federal or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might avoid (that is, cancel) our obligations under the notes. The court might do so if it found that, when we issued the notes, (a) we received less than reasonably equivalent value or fair consideration and (b) we either (1) were or were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we would incur debts beyond our ability to pay. The court could also avoid the notes, without regard to factors (a) and (b), if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors.

Similarly, if one of our guarantors becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, a court might cancel its guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments became due under the guarantee), factors (a) and (b) above applied to such guarantor, such guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), or if it found that such guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors.

In addition, a court could avoid any payment by us or any guarantor pursuant to the notes or a guarantee, and require the return of any payment or the return of any realized value to us or the guarantor, as the case may be, or to a fund for the benefit of the creditors of us or the guarantor. Under the circumstances described above, a court could also subordinate rather than avoid obligations under the notes or the guarantees. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the notes from another guarantor or from any other source.

The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or its assets’ present fair saleable value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts. The indenture governing the notes will limit the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

If a court avoided our obligations under the notes and the obligations of all of the guarantors under their guarantees, you would cease to be our creditor or creditor of the guarantors and likely have no source from which to recover amounts due under the notes. Even if the guarantee of a guarantor is not avoided as a fraudulent transfer, a court may subordinate the guarantee to that guarantor’s other debt. In that event, the guarantees would be structurally subordinated to all of that guarantor’s other debt.

If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would be entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the U. S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

●	the original issue price for the notes; and

●	that portion of the original issue discount of the notes, or OID, that does not constitute “unmatured interest” for purposes of the U. S. Bankruptcy Code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

We may not be able to repurchase notes upon a change of control, which would be an event of default under the indenture.

Upon the occurrence of certain change of control events described in the indenture, we will be required to offer to repurchase all initial notes at 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases of notes or that restrictions in our revolving credit facility or future senior credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture.

Risks Related to the Operators of Our Facilities

Our financial position could be weakened and our ability to make distributions and fulfill our obligations with respect to our indebtedness could be limited if any of our major operators become unable to meet their obligations to us or fail to renew or extend their relationship with us as their lease terms expire or their mortgages mature, or if we become unable to lease or re-lease our facilities or make mortgage loans on economically favorable terms. We have no operational control over our operators.  Adverse developments concerning our operators could arise due to a number of factors, including those listed below.

The bankruptcy or insolvency of our operators could limit or delay our ability to recover on our investments.

We are exposed to the risk that our operators may not be able to meet their lease, mortgage and other obligations to us or other third parties, which could result in their bankruptcy or insolvency. Further, the current economic climate that exists in the United States serves to heighten and increase this risk.  Although our lease agreements and loan agreements typically provide us with the right to terminate the agreement, evict an operator, foreclose on our collateral, demand immediate payment and exercise other remedies, the U.S. Bankruptcy Code would limit or, at a minimum, delay our ability to collect unpaid pre-bankruptcy rents and mortgage payments and to pursue other remedies against a bankrupt operator.

Leases.  A bankruptcy filing by one of our lessee operators would typically prevent us from collecting unpaid pre-bankruptcy rents or evicting the operator, absent approval of the bankruptcy court.  The U.S. Bankruptcy Code provides a lessee with the option to assume or reject an unexpired lease within certain specified periods of time.  Generally, a lessee is required to pay all rent arising between its bankruptcy filing and the assumption or rejection of the lease (although such payments will likely be delayed as a result of the bankruptcy filing).  If one of our lessee operators chooses to assume its lease with us, the operator must cure all monetary defaults existing under the lease (including payment of unpaid pre-bankruptcy rents) and provide adequate assurance of its ability to perform its future obligations under the lease.  If one of our lessee operators opts to reject its lease with us, we would have a claim against such operator for unpaid and future rents payable under the lease, but such claim would be subject to a statutory “cap” and would generally result in a recovery substantially less than the face value of such claim.  Although the operator’s rejection of the lease would permit us to recover possession of the leased facility, we would still face losses, costs and delays associated with re-leasing the facility to a new operator.

Several other factors could impact our rights under leases with bankrupt operators.  First, the operator could seek to assign its lease with us to a third party.  The U.S. Bankruptcy Code generally disregards anti-assignment provisions in leases to permit assignment of unexpired leases to third parties (provided all monetary defaults under the lease are cured and the third party can demonstrate its ability to perform its obligations under the lease).  Second, in instances in which we have entered into a master lease agreement with an operator that operates more than one facility, there exists the risk that the bankruptcy court could determine that the master lease was comprised of separate, divisible leases (each of which could be separately assumed or rejected), rather than a single, integrated lease (which would have to be assumed or rejected in its entirety).  Finally, there exists the risk that the bankruptcy court could re-characterize our lease agreement as a disguised financing arrangement, which could require us to receive bankruptcy court approval to foreclose or pursue other remedies with respect to the facility.

Mortgages.  A bankruptcy filing by an operator to whom we have made a mortgage loan would typically prevent us from collecting unpaid pre-bankruptcy mortgage payments and foreclosing on our collateral, absent approval of the bankruptcy court.  As an initial matter, we could ask the bankruptcy court to order the operator to make periodic payments or provide other financial assurances to us during the bankruptcy case (known as “adequate protection”), but the ultimate decision regarding “adequate protection” (including the timing and amount) rests with the bankruptcy court.  In addition, we would have to receive bankruptcy court approval before we could commence or continue any foreclosure action against the operator’s facility.  The bankruptcy court could withhold such approval, especially if the operator can demonstrate that the facility is necessary for an effective reorganization and that we have a sufficient “equity cushion” in the facility.  If the bankruptcy court does not either grant us “adequate protection” or permit us to foreclose on our collateral, we may not receive any loan payments until after the bankruptcy court confirms a plan of reorganization for the operator.  Even if the bankruptcy court permits us to foreclose on the facility, we would still be subject to the losses, costs and other risks associated with a foreclosure sale, including possible successor liability under government programs, indemnification obligations and suspension or delay of third-party payments.  Should such events occur, our income and cash flow from operations would be adversely affected.

Failure by our operators to comply with various local, state and federal government regulations may adversely impact their ability to make debt or lease payments to us.

Our operators are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. The ultimate timing or effect of these changes cannot be predicted. These changes may have a dramatic effect on our operators’ costs of doing business and on the amount of reimbursement by both government and other third-party payors. The failure of any of our operators to comply with these laws, requirements and regulations could adversely affect their ability to meet their obligations to us. In particular:

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Medicare and Medicaid. A significant portion of our SNF and nursing home operators’ revenue is derived from governmentally-funded reimbursement programs, primarily Medicare and Medicaid. Failure to maintain certification in these programs would result in a loss of funding from such programs. See the risk factor entitled “Our operators depend on reimbursement from governmental and other third party payors and reimbursement rates from such payors may be reduced” for further discussion.

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Licensing and Certification. Our operators and facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically  surveyed by these authorities.  Failure to obtain licensure or loss or suspension of licensure would prevent a facility from operating  and result in  ineligibility for reimbursement until the necessary licenses are obtained or reinstated. In such event, our revenues from these facilities could be reduced or eliminated for an extended period of time or permanently. In addition, licensing and Medicare and Medicaid laws also require operators of nursing homes and assisted living facilities to comply with extensive standards governing operations. Federal and state agencies administering those laws regularly inspect such facilities and investigate complaints. Our operators and their managers receive notices of observed violations and deficiencies from time to time, and such sanctions have been imposed from time to time on facilities operated by them. If our operators are unable to cure deficiencies, which have been identified or which are identified in the future, sanctions , including possible loss of license and/or right to receive reimbursement  may be imposed. If imposed,  such sanctions may adversely affect our operators’ revenues, potentially jeopardizing their ability to meet their obligations to us.

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Fraud and Abuse Laws and Regulations. There are various extremely complex civil and criminal federal and state laws governing a wide array of referrals, relationships and arrangements and prohibiting fraud by healthcare providers. Many of these laws raise issues that have not been clearly interpreted. Governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The federal anti-kickback statute is a criminal statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any remuneration in return for, to induce, or to arrange for the referral of individuals for any item or service payable by a federal or state healthcare program. There is also a civil analogue. States also have enacted similar statutes covering Medicaid payments and some states have broader statutes. Some enforcement efforts have targeted relationships between SNFs and ancillary providers, relationships between SNFs and referral sources for SNFs and relationships between SNFs and facilities for which the SNFs serve as referral sources. The federal self-referral law, commonly known as the “Stark Law,” is a civil statute that prohibits certain referrals by physicians to entities providing “designated health services” if these physicians have financial relationships with the entities. Some of the services provided in SNFs are classified as designated health services. There are also criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, as well as failing to refund overpayments or improper payments. Violation of the anti-kickback statute or Stark Law may form the basis for a False Claims Act violation. In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and earn a percentage of the federal government’s recovery. Because of these incentives, these so-called “whistleblower” suits have become more frequent. The violation of any of these laws or regulations by an operator may result in the imposition of fines or other penalties, including exclusion from Medicare, Medicaid, and all other federal and state healthcare programs. Such fines or penalties could jeopardize that operator’s ability to make lease or mortgage payments to us or to continue operating its facility.

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Privacy Laws. Our operators are subject to federal, state and local laws and regulations designed to protect confidentiality and security of patient health information, including the privacy and security provisions in the federal Health Insurance Portability and Accountability Act of 1996 and the corresponding regulations promulgated, known as HIPAA. HIPAA was amended by the American Recovery and Reinvestment Act of 2009, known as the Stimulus Bill, to increase penalties for HIPAA violations. These changes include the imposition of stricter requirements on healthcare providers, requiring notifications in most cases if there is a breach of an individual’s protected health information (including public announcements if the breach affects a significant number of individuals) and the expansion of possibilities for enforcement. Our operators may have to expend significant funds to secure the health information they hold, including upgrading their computer systems. If our operators are found in violation of HIPAA, such operators may be required to pay large penalties. Compliance with public notification requirements in the event of a breach could cause reputational harm to their business. Obligations to pay large penalties or tarnishing of reputation could adversely affect the ability of our operators to pay their obligations to us.

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Other Laws. Other federal, state and local laws and regulations that impact how our operators conduct their operations include: (i) laws protecting consumers against deceptive practices; (ii) laws generally affecting our operators’ management of property and equipment and how our operators generally conduct their operations, such as fire, health and safety laws; (iii) laws affecting assisted living facilities mandating quality of services and care, including food services; and (iv) resident rights (including abuse and neglect laws) and health standards set by the federal Occupational Safety and Health Administration. We cannot predict the effect that the additional costs of complying with these laws may have on the revenues of our operators, and thus their ability to meet their obligations to us.

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Legislative and Regulatory Developments.  Each year, legislative and regulatory proposals are introduced at the federal and state levels that would result in major changes in the healthcare system. We cannot accurately predict whether any proposals will be adopted, and if adopted, what effect (if any) these proposals would have on our operators, and as a result, our business.

Our operators depend on reimbursement from governmental and other third-party payors and reimbursement rates from such payors may be reduced.

Changes in the reimbursement rate or methods of payment from third-party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursements for services provided by our operators has in the past, and could in the future, result in a substantial reduction in our operators’ revenues and operating margins. Additionally, net revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. There also continue to be new legislative and regulatory proposals that could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. We cannot assure you that adequate reimbursement levels will continue to be available for the services provided by our operators, which are currently being reimbursed by Medicare, Medicaid or private third-party payors. In its January 2010 meeting, the Medicare Payment Advisory Commission (“MedPAC”), a commission chartered by Congress to advise Congress on Medicare payment policies, recommended elimination of the 2011 market basket update for SNFs. We cannot estimate at this time whether the Centers for Medicare and Medicaid Services will adopt the MedPAC recommendations. We currently believe that our operator coverage ratios are strong and that our operators can absorb moderate reimbursement rate reductions and still meet their financial obligations to us. However, significant limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our operators’ liquidity, financial condition and results of operations, which could cause the revenues of our operators to decline and jeopardize their ability to meet their obligations to us.

Government budget deficits could lead to a reduction in Medicare and Medicaid reimbursement.

The downturn in the U.S. economy has negatively affected state budgets, which may put pressure on states to decrease reimbursement rates for our operators with the goal of decreasing state expenditures under their state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in Medicaid due to unemployment and declines in family incomes. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement to our operators under both the Medicare and Medicaid programs. Potential reductions in Medicare and Medicaid reimbursement to our operators could reduce the cash flow of our operators and their ability to make rent or mortgage payments to us. Since the profit margins on Medicaid patients are generally relatively low, more than modest reductions in Medicaid reimbursement could place some operators in financial distress, which in turn could adversely affect us.

New healthcare reform laws may have a significant impact on our business.

           Recently enacted public laws reforming the healthcare system in the United States may have a significant impact on our operators. In March 2010, the President signed into law The Patient Protection and Affordable Care Act (the “PPACA”) and The Healthcare and Education and Reconciliation Act of 2010, which amends the PPACA (collectively, the “Healthcare Reform Law”). The Healthcare Reform Law contains various provisions that may significantly impact our operators. Some of the provisions may have a positive impact on our operators, for example by increasing coverage of uninsured individuals, while others may have a negative impact, for example by altering the market basket adjustments for certain types of healthcare facilities. The Healthcare Reform Law also enhances certain fraud and abuse penalty provisions that could apply to our operators in the event of one or more violations of the federal health care laws. In addition, there are provisions that impact the health coverage that we and our operators provide to our respective employees. If the operations, cash flows or financial condition of our operators are materially adversely impacted by the Healthcare Reform Law, our revenue and operations may be adversely affected as well.

Our operators may be required to devote a substantial amount of resources to comply with regulations promulgated under the Healthcare Reform Law.

The Healthcare Reform Law is complex and will result in extensive new rules and regulations .  Our operators may be required to expend significant resources to ensure compliance with all such rules and regulations , or in some cases, change their operations.  The expenditure of significant resources by our operators and any change in their operations caused by the Healthcare Reform Law could negatively impact our operators and the results of their operations.

The Healthcare Reform Law could result in increased enrollment in Medicaid, which could negatively impact our operators.

The Healthcare Reform Law will likely result in an increased number of eligible Medicaid recipients, which could require our operators to increase their Medicaid bed capacity.  Because Medicaid generally provides for lower reimbursement than other payors, a substantial increase in the number of our operators’ Medicaid patients could result in less revenue for the operators and thereby adversely impact our operations.  Changes to Medicaid administration under the Healthcare Reform Law will be implemented on a state-by-state basis and we cannot predict the impact such changes will have on our operators.

Provisions of the newly enacted Healthcare reform Law require certain changes to reimbursement and studies of reimbursement policies that may adversely affect payments to skilled nursing facilities.

In March 2010, the President signed into law The Patient Protection and Affordable Care Act, or the PPACA, and The Healthcare and Education and Reconciliation Act of 2010, which amends the PPACA, which we collectively refer to as the Healthcare Reform Law. Several provisions of the Healthcare Reform Law will affect Medicare payments to skilled nursing facilities, or SNFs:

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Beginning with fiscal year 2012, payments to SNFs will be subject to a productivity adjustment factor, which may reduce the market basket (cost of living) update, and which may result in a decrease of payments from the prior year.

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The Secretary of the Department of Health and Human Services, or the Secretary, is required to develop plans for implementation of a value-based purchasing program for SNFs, taking into account quality and efficiency, the reporting, collection and validation of quality data, methods for public disclosure of performance information, and the structure of value-based payment adjustments.

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By January 1, 2013, the Secretary is required to implement a pilot program to test the effect of bundling payments for acute care (hospitals and physicians) with payments for post acute care (SNFs, home health agencies, inpatient rehabilitation facilities, and long term care hospitals). The Centers for Medicare and Medicaid Services, or CMS, which implements the Medicare Program, would make one payment to cover hospitalization and care for 30 days after discharge for certain diagnoses. If the patient is readmitted to the hospital within 30 days of discharge, CMS could decide to reduce payment. The providers would be responsible for allocating payments.

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The Secretary is required to submit to Congress by January 1, 2012 a report on whether it is appropriate or not to apply health care acquired conditions payment policy to SNFs. Such a policy, if adopted, could reduce payments to SNFs if residents acquire certain conditions during their care.

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For cost reports submitted for cost reporting periods beginning on or after March 2010, nursing facilities will be required to disclose wages and benefits for staff (itemized by role) that provide direct care to residents.

The Healthcare Reform Law could result in decreases in payments to our operators or otherwise adversely affect the financial condition of our operators.

The Healthcare Reform Law imposes additional requirements on skilled nursing facilities regarding compliance and disclosure.

By March 2013, SNFs are required to implement a compliance and ethics program that is effective in preventing and detecting criminal, civil and administrative violations and in promoting quality of care.  SNFs will be required to implement a quality assurance and performance improvement program within one (1) year following promulgation of guidance by the CMS. SNFs will be required to provide additional information for the CMS Nursing Home Compare website regarding staffing as well as summary information regarding the number of criminal violations by a facility or its employees committed within the facility, and specification of those that were crimes of abuse, neglect, criminal sexual abuse or other violations or crimes resulting in serious bodily injury, and, in addition, the number of civil monetary penalties imposed on the facility, its employees, contractors and other agents, to further the ability of consumers to compare nursing homes. If our operators fall short in their compliance and ethics programs and quality assurance and performance improvement programs, or if the information they provide to the CMS for the Nursing Home Compare website reveals significant shortcomings, their reputations and ability to attract residents could be adversely affected.

We may be unable to find a replacement operator for one or more of our leased properties.

From time to time, we may need to find a replacement operator for one or more of our leased properties for a variety of reasons, including upon the expiration of the term of the applicable lease or upon a default by the applicable operator. During any period that we are attempting to locate one or more replacement operators, there could be a decrease or cessation of rental payments on the applicable property or properties. We cannot assure you that any of our current or future operators will elect to renew their respective leases with us upon expiration of the terms thereof.  Similarly, we cannot assure you that we will be able to locate a suitable replacement operator or, if we are successful in locating a replacement operator, that the rental payments from the new operator would not be significantly less than the existing rental payments. Our ability to locate a suitable replacement operator may be significantly delayed or limited by various state licensing, receivership, certificate of need or other laws, as well as by Medicare and Medicaid change-of-ownership rules. We also may incur substantial additional expenses in connection with any such licensing, receivership or change-of-ownership proceedings. Any such delays, limitations and expenses could materially delay or impact our ability to collect rent, to obtain possession of leased properties or otherwise to exercise remedies for default and could have an adverse effect on our business.

We may not be able to adapt our management and operational systems to integrate and manage our growth without additional expense.

Our December 2009 and June 2010 acquisitions of the CapitalSource facilities have significantly increased the number of long-term care facilities in our investment portfolio and the number of states in which we own facilities. We cannot assure you that we will be able to adapt our management, administrative, accounting and operational systems to integrate and manage the facilities we have acquired and those that we may acquire in a timely manner. Our failure to timely integrate and manage the acquisition of the CapitalSource facilities and future acquisitions or developments could have a material adverse effect on our results of operations and financial condition. In addition, projections of estimated future revenues, costs savings or operating metrics that we developed during the due diligence and integration planning process could prove to be inaccurate. If we experience any such inaccuracies, or if we later discover additional liabilities or experience unforeseen costs relating to the facilities we acquired from CapitalSource or future acquired facilities, we might not achieve the economic benefit we expect from acquisitions, which could have a material adverse effect on us.

Unforeseen costs associated with the acquisition of new properties could reduce our profitability.

Our business strategy contemplates future acquisitions that may not prove to be successful.  For example, we might encounter unanticipated difficulties and expenditures relating to our acquired properties, including contingent liabilities, or our newly acquired properties might require significant management attention that would otherwise be devoted to our ongoing business.  As a further example, if we agree to provide funding to enable healthcare operators to build, expand or renovate facilities on our properties and the project is not completed, we could be forced to become involved in the development to ensure completion or we could lose the property.  Such costs may negatively affect our results of operations.

We may be subject to additional risks in connection with our recent and future acquisitions of long-term care facilities.

We may be subject to additional risks in connection with our recent and future acquisition of long-term care facilities, including but not limited to the following:

●	our limited prior business experience with the operators of the facilities we recently acquired or may in the future acquire;

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the facilities may underperform due to various factors, including unfavorable terms and conditions of the lease agreements that we assume or may assume, disruptions caused by the management of the operators of the facilities or changes in economic conditions impacting the facilities and/or the operators;

●	diversion of our management’s attention away from other business concerns;

●	exposure to any undisclosed or unknown potential liabilities relating to the facilities; and

●	potential underinsured losses on the facilities.

We cannot assure you that we will be able to manage the recently acquired or other new facilities without encountering difficulties or that any such difficulties will not have a material adverse effect on us.

A prolonged  economic slowdown could adversely impact our operating income and earnings, as well as the results of operations of our operators, which could impair their ability to meet their obligations to us.

The recent economic slowdown has resulted in continued concerns regarding the adverse impact caused by inflation, deflation, increased unemployment, volatile energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market, a distressed real estate market, market volatility and weakened business and consumer confidence. This difficult operating environment could have an adverse impact on the ability of our operators to maintain occupancy rates, which could harm their financial condition. Any sustained period of increased payment delinquencies, foreclosures or losses by our operators under our leases and loans could adversely affect our income from investments in our portfolio.

Certain third parties may not be able to satisfy their obligations to us or our operators due to continued uncertainty in the capital markets.

As a result of current economic conditions, including uncertainty in the capital markets, credit markets have tightened significantly such that the ability to obtain new capital has become more challenging and more expensive. In addition, several large financial institutions have either recently failed or become dependent on the assistance of the U.S. federal government to continue to operate as a going concern. Interest rate fluctuations, financial market volatility or credit market disruptions could limit the ability of our operators to obtain credit to finance their businesses on acceptable terms, which could adversely affect their ability to satisfy their obligations to us. Similarly, if any of our other counterparties, such as letter of credit issuers, insurance carriers, banking institutions, title companies and escrow agents, experience difficulty in accessing capital or other sources of funds or fails to remain a viable entity, it could have an adverse effect on our business.

Our operators may be subject to significant legal actions that could result in their increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.

As is typical in the long-term healthcare industry, our operators are often subject to claims for damages relating to the services that they provide.  We can give no assurance that the insurance coverage maintained by our operators will cover all claims made against them or continue to be available at a reasonable cost, if at all.  In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to operators due to state law prohibitions or limitations of availability.  As a result, our operators operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits.  TC Healthcare, the entity operating facilities on our behalf on an interim basis, may be named as a defendant in professional liability claims related to the properties that were transitioned from Haven Eldercare, LLC, or the Haven facilities, as described in “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Other Developments” in our Annual Report on Form 10-K for the year ended December 31, 2009.  In these suits, patients could allege significant damages, including punitive damages.  We currently consolidate the financial results of TC Healthcare in our financial statements, and as such, our financial results could suffer.  Effective as of July 7, 2008, we took ownership and/or possession of the 15 former Haven facilities and TC Healthcare, an entity in which we have a substantial economic interest, subsequently began operating these facilities on our behalf through an independent contractor.

We also believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to our operators to cover such losses.  Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on an operator’s financial condition.  If an operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if an operator is required to pay uninsured punitive damages, or if an operator is subject to an uninsurable government enforcement action, the operator could be exposed to substantial additional liabilities.  Such liabilities could adversely affect the operator’s ability to meet its obligations to us.

In addition, we may in some circumstances be named as a defendant in litigation involving the services provided by our operators.  Although we generally have no involvement in the services provided by our operators, and our standard lease agreements and loan agreements generally require our operators to indemnify us and carry insurance to cover us in certain cases, a significant judgment against us in such litigation could exceed our and our operators’ insurance coverage, which would require us to make payments to cover the judgment.

Increased competition as well as increased operating costs have resulted in lower revenues for some of our operators and may affect the ability of our operators to meet their payment obligations to us.

The long-term healthcare industry is highly competitive and we expect that it may become more competitive in the future.  Our operators are competing with numerous other companies providing similar healthcare services or alternatives such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers.  Our operators compete on a number of different levels including the quality of care provided, reputation, the physical appearance of a facility, price, the range of services offered, family preference, alternatives for healthcare delivery, the supply of competing properties, physicians, staff, referral sources, location and the size and demographics of the population in the surrounding areas.  We cannot be certain that the operators of all of our facilities will be able to achieve occupancy and rate levels that will enable them to meet all of their obligations to us.  Our operators may encounter increased competition in the future that could limit their ability to attract residents or expand their businesses and therefore affect their ability to pay their lease or mortgage payments.

The market for qualified nurses, healthcare professionals and other key personnel is highly competitive and our operators may experience difficulties in attracting and retaining qualified personnel.  Increases in labor costs due to higher wages and greater benefits required to attract and retain qualified healthcare personnel incurred by our operators could affect their ability to pay their lease or mortgage payments.  This situation could be particularly acute in certain states that have enacted legislation establishing minimum staffing requirements.

We may be unable to successfully foreclose on the collateral securing our mortgage loans, and even if we are successful in our foreclosure efforts, we may be unable to successfully find a replacement operator, or operate or occupy the underlying real estate, which may adversely affect our ability to recover our investments.

If an operator defaults under one of our mortgage loans, we may foreclose on the loan or otherwise protect our interest by acquiring title to the property. In such a scenario, we may be required to make substantial improvements or repairs to maximize the facility’s investment potential. Operators may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against our exercise of enforcement or other remedies and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Even if we are able to successfully foreclose on the collateral securing our mortgage loans, we may be unable to expeditiously find a replacement operator, if at all, or otherwise successfully operate or occupy the property, which could adversely affect our ability to recover our investment.

Certain of our operators account for a significant percentage of our real estate investment and revenues.

At June 30, 2010, approximately 15% of our real estate investments were operated by two public companies: Sun Healthcare Group, Inc, or Sun, (9%) and Advocat Inc., or Advocat (6%).  Our largest private company operators (by investment) were CommuniCare Health Services, or CommuniCare, (13%) and Airamid Health Management, LLC, or Airamid, (11%).  No other operator represents more than 9% of our investments.

For the three-month period ended June 30, 2010, our revenues from operations totaled $58.8 million, of which approximately $8.8 million were from CommuniCare (15%), $7.9 million from Sun (13%) and $5.4 million from Advocat (9%).  No other operator generated more than 9% of our revenues from operations for the three-month period ended June 30, 2010.

We cannot assure you that any of our operators will have sufficient assets, income or access to financing to enable it them to satisfy their obligations to us.  Any failure by our operators, and specifically those operators described above, to effectively conduct their operations could materially reduce our revenues and net income, which could in turn reduce the amount of dividends we pay and cause our stock price to decline.

Risks Related to Us and Our Operations

In addition to the operator related risks discussed above, there are a number of risks directly associated with us and our operations.

We rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing commitments.

To qualify as a REIT under the Internal Revenue Code, or the Code, we are required, among other things, to distribute at least 90% of our REIT taxable income each year to our stockholders.  Because of this distribution requirement, we may not be able to fund, from cash retained from operations, all future capital needs, including capital needed to make investments and to satisfy or refinance maturing commitments.  As a result, we rely on external sources of capital, including debt and equity financing.  If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business, or to meet our obligations and commitments as they mature, which could negatively affect the ratings of our debt and even, in extreme circumstances, affect our ability to continue operations.  Our access to capital depends upon a number of factors over which we have little or no control, including  the performance of the national and global economies generally; competition in the healthcare industry; issues facing the healthcare industry, including regulations and government reimbursement policies; our operators’ operating costs; the ratings of our debt and preferred securities; the market’s perception of our growth potential; the market value of our properties; our current and potential future earnings and cash distributions; and the market price of the shares of our capital stock.  Difficult capital market conditions in our industry during the past several years, exacerbated by the recent economic downturn, and our need to stabilize our portfolio have limited and may continue to limit our access to capital.  While we currently have sufficient cash flow from operations to fund our obligations and commitments, we may not be in position to take advantage of future investment opportunities in the event that we are unable to access the capital markets on a timely basis or we are only able to obtain financing on unfavorable terms.

Economic conditions and turbulence in the credit markets may create challenges in securing third-party borrowings or refinancing our existing debt, and may cause market rental rates and property values to decline.

Current economic conditions, the availability and cost of credit, turmoil in the mortgage market and depressed real estate markets have contributed to increased volatility and diminished expectations for real estate markets and the economy as a whole. In the event that the constriction within the credit markets persists, we may face challenges in securing third-party borrowings or refinancing our existing debt in the future.

Our assets may be subject to impairment charges.

We periodically, but not less than annually, evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, operator performance and legal structure.  If we determine that a significant impairment has occurred, we are required to make an adjustment to the net carrying value of the asset, which could have a material adverse affect on our results of operations and funds from operations in the period in which the write-off occurs.

We may not be able to sell certain closed facilities for their book value.

From time to time, we close facilities and actively market such facilities for sale. To the extent we are unable to sell these properties for our book value, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

We have now, and may have in the future, exposure to contingent rent escalators.

We receive revenue primarily by leasing our assets under leases that are long-term triple-net leases in which the rental rate is generally fixed with annual rent escalations, subject to certain limitations.  Certain leases contain escalators contingent on changes in the Consumer Price Index.  If the Consumer Price Index does not increase, our revenues may not increase.

We are subject to particular risks associated with real estate ownership, which could result in unanticipated losses or expenses.

Our business is subject to many risks that are associated with the ownership of real estate.  For example, if our operators do not renew their leases, we may be unable to re-lease the facilities at favorable rental rates.  Other risks that are associated with real estate acquisition and ownership include, without limitation, the following:

●	general liability, property and casualty losses, some of which may be uninsured;

●	the inability to purchase or sell our assets rapidly to respond to changing economic conditions, due to the illiquid nature of real estate and the real estate market;

●	leases which are not renewed or are renewed at lower rental amounts at expiration;

●	the exercise of purchase options by operators resulting in a reduction of our rental revenue;

●	costs relating to maintenance and repair of our facilities and the need to make expenditures due to changes in governmental regulations, including the Americans with Disabilities Act;

●	environmental hazards created by prior owners or occupants, existing tenants, mortgagors or other persons for which we may be liable;

●	acts of God affecting our properties; and

●	acts of terrorism affecting our properties.

Our real estate investments are relatively illiquid.

Real estate investments are relatively illiquid and generally cannot be sold quickly.  In addition, some of our properties serve as collateral for our secured debt obligations and cannot be readily sold.  Additional factors that are specific to our industry also tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions.  For example, all of our properties are ‘‘special purpose’’ properties that cannot be readily converted into general residential, retail or office use.  In addition, transfers of operations of nursing homes and other healthcare-related facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate.  Thus, if the operation of any of our properties becomes unprofitable due to competition, age of improvements or other factors such that our operator becomes unable to meet its obligations to us, then the liquidation value of the property may be substantially less, particularly relative to the amount owing on any related mortgage loan, than would be the case if the property were readily adaptable to other uses.  Furthermore, the receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the operator with a new operator licensed to manage the facility.  In addition, certain significant expenditures associated with real estate investment, such as real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment.  Should such events occur, our income and cash flows from operations would be adversely affected.

As an owner or lender with respect to real property, we may be exposed to possible environmental liabilities.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property or a secured lender, such as us, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property.  Such laws often impose liability based on the owner’s knowledge of, or responsibility for, the presence or disposal of such substances.  As a result, liability may be imposed on the owner in connection with the activities of an operator of the property.  The cost of any required investigation, remediation, removal, fines or personal or property damages and the owner’s liability therefore could exceed the value of the property and/or the assets of the owner.  In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect an operators’ ability to attract additional residents and our ability to sell or rent such property or to borrow using such property as collateral which, in turn, could negatively impact our revenues.

Although our leases and mortgage loans require the lessee and the mortgagor to indemnify us for certain environmental liabilities, the scope of such obligations may be limited.  For instance, most of our leases do not require the lessee to indemnify us for environmental liabilities arising before the lessee took possession of the premises.  Further, we cannot assure you that any such mortgagor or lessee would be able to fulfill its indemnification obligations.

The industry in which we operate is highly competitive. Increasing investor interest in our sector and consolidation at the operator of REIT level could increase competition and reduce our profitability.

Our business is highly competitive and we expect that it may become more competitive in the future.  We compete for healthcare facility investments with other healthcare investors, including other REITs, some of which have greater resources and lower costs of capital than we do.  Increased competition makes it more challenging for us to identify and successfully capitalize on opportunities that meet our business goals.  If we cannot capitalize on our development pipeline, identify and purchase a sufficient quantity of healthcare facilities at favorable prices, or if we are unable to finance such acquisitions on commercially favorable terms, our business, results of operations and financial condition may be materially adversely affected.  In addition, if our cost of capital should increase relative to the cost of capital of our competitors, the spread that we realize on our investments may decline if competitive pressures limit or prevent us from charging higher lease or mortgage rates.

We may be named as defendants in litigation arising out of professional liability and general liability claims relating to our previously owned and operated facilities that if decided against us, could adversely affect our financial condition.

We and several of our wholly-owned subsidiaries were named as defendants in professional liability and general liability claims related to our owned and operated facilities prior to 2005.  Other third-party managers responsible for the day-to-day operations of these facilities were also named as defendants in these claims.  In these suits, patients of certain previously owned and operated facilities have alleged significant damages, including punitive damages, against the defendants.  Although all of these prior suits have been settled, we or our affiliates could be named as defendants in similar suits related to our owned and operated assets resulting from the transition of the Haven facilities as described in “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Other Developments” in our Annual Report on Form 10-K for the year ended December 31, 2009.  There can be no assurance that we would be successful in our defense of such potential matters or in asserting our claims against various managers of the subject facilities or that the amount of any settlement or judgment would be substantially covered by insurance or that any punitive damages will be covered by insurance.

Our charter and bylaws contain significant anti-takeover provisions which could delay, defer or prevent a change in control or other transactions that could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock.

Our articles of incorporation and bylaws contain various procedural and other requirements which could make it difficult for stockholders to effect certain corporate actions.  Our Board of Directors is divided into three classes and the members of our Board of Directors are elected for terms that are staggered.  Our Board of Directors also has the authority to issue additional shares of preferred stock and to fix the preferences, rights and limitations of the preferred stock without stockholder approval.  These provisions could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, which could adversely affect the market price of our securities and/or result in the delay, deferral or prevention of a change in control or other transactions that could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock.

We may change our investment strategies and policies and capital structure.

Our Board of Directors, without the approval of our stockholders, may alter our investment strategies and policies if it determines that a change is in our stockholders’ best interests.  The methods of implementing our investment strategies and policies may vary as new investments and financing techniques are developed.

Our success depends in part on our ability to retain key personnel and our ability to attract or retain other qualified personnel.

Our future performance depends to a significant degree upon the continued contributions of our executive management team and other key employees.  The loss of the services of our current executive management team could have an adverse impact on our operations.  Although we have entered into employment agreements with the members of our executive management team, these agreements may not assure their continued service.  In addition, our future success depends, in part, on our ability to attract, hire, train and retain other qualified personnel.  Competition for qualified employees is intense, and we compete for qualified employees with companies with greater financial resources.  Our failure to successfully attract, hire, retain and train the people we need would significantly impede our ability to implement our business strategy.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, results of operations, financial condition and stock price.

Pursuant to the Sarbanes-Oxley Act of 2002, we are required to provide a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Changes to our business will necessitate ongoing changes to our internal control systems and processes. Internal control over financial reporting may not prevent or detect misstatements due to inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business, results of operations and financial condition could be materially adversely harmed, we could fail to meet our reporting obligations and there could be a material adverse effect on our stock price.

If we fail to maintain our REIT status, we will be subject to federal income tax on our taxable income at regular corporate rates.

We were organized to qualify for taxation as a REIT under Sections 856 through 860 of the Code.  We believe that we have operated in such a manner as to qualify for taxation as a REIT under the Code and intend to continue to operate in a manner that will maintain our qualification as a REIT.  Qualification as a REIT involves the satisfaction of numerous requirements, some on an annual and some on a quarterly basis, established under highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control.  We cannot assure you that we will at all times satisfy these rules and tests.

If we were to fail to qualify as a REIT in any taxable year, as a result of a determination that we failed to meet the annual distribution requirement or otherwise, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates with respect to each such taxable year for which the statute of limitations remains open.  Moreover, unless entitled to relief under certain statutory provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost.  This treatment would significantly reduce our net earnings and cash flow because of our additional tax liability for the years involved, which could significantly impact our financial condition.

We generally must distribute annually at least 90% of our taxable income to our stockholders to maintain our REIT status.  To the extent that we do not distribute all of our net capital gain or do distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes.  Any of these taxes would decrease cash available for the payment of our debt obligations.  In addition, to meet REIT qualification requirements, we may hold some of our non-healthcare assets through taxable REIT subsidiaries or other subsidiary corporations that will be subject to corporate level income tax at regular rates.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code and complying with REIT requirements may affect our profitability.

Qualification as a REIT involves the application of technical and intricate Internal Revenue Code provisions. Even a technical or inadvertent violation could jeopardize our REIT qualification. To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our stockholders.  Thus, we may be required to liquidate otherwise attractive investments from our portfolio, or be unable to pursue investments that would be otherwise advantageous to us, to satisfy the asset and income tests or to qualify under certain statutory relief provisions.  We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution (e.g., if we have assets which generate mismatches between taxable income and available cash).  Having to comply with the distribution requirement could cause us to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt.  As a result, satisfying the REIT requirements could have an adverse effect on our business results and profitability.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer.  Because the exchange notes have substantially identical terms as the initial notes, the issuance of the exchange notes will not result in any increase in our indebtedness.  The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into with the initial purchasers of the initial notes. See "The Exchange Offer—Purpose and Effect; Registration Rights."  We used the proceeds from the offering of the initial notes (i) to repay the approximately $59 million of 6.8% mortgage debt that we assumed in connection with the December 22, 2009 CapitalSource acquisition, (ii) to repay outstanding borrowings on our revolving credit facility, and (iii) for general corporate purposes. As of June 30, 2010, we had approximately $221 million of outstanding indebtedness under our revolving credit facility, and the weighted average interest rate for the outstanding balance was 3.9%.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

We sold the initial notes on February 9, 2010 in transactions exempt from the registration requirements of the Securities Act.  Simultaneously with the sale of the initial notes, we entered into a registration rights agreement with the initial purchasers of the initial notes.  Under the registration rights agreement, we agreed, among other things, to:

●
use commercially reasonable efforts to file a registration statement within 220 days after the issue date of the initial notes, enabling holders to exchange the initial notes for publicly registered exchange notes with nearly identical terms;

●	use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 270 days after the issue date of the initial notes;

●	keep the exchange offer open for at least 30 days after the date that notice of the exchange offer is mailed to holders of the initial notes; and

●	use commercially reasonable efforts to consummate the exchange offer within 360 days after the issue date of the initial notes.

For each initial note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered initial note.

We are conducting the exchange offer to satisfy our obligations under the registration rights agreement.  If, because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 360 days of the issue date or, under certain circumstances, if the initial purchasers shall so request, we agreed, under the registration rights agreement and at our own expense, to:

●
use commercially reasonable efforts to file a shelf registration statement covering resales of the initial notes within 60 days after we deliver notice of our intent to file a shelf registration statement to the holders of the initial notes;

●	use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC under the Securities Act within 60 days after the filing date; and

●
use commercially reasonable efforts to keep effective the shelf registration statement until the earlier of the disposition of the notes covered by the shelf registration statement or one year after the date on which the shelf registration becomes effective.

We will, in the event of the shelf registration statement, provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the initial notes has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes. A holder of the notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification rights and obligations.

There can be no assurance that one of the registration statements described above will be filed, or if filed, will become effective.

If:

●
 (a) the exchange offer registration statement or a shelf registration statement is not filed within 220 days on or prior to the issue date of the initial notes or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the date required by the registration rights agreement;

●
 (a) an exchange offer registration statement or a shelf registration statement is not declared effective  by the SEC on or prior to 270 days after the issue date or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreement; or

●
either (a) we have not exchanged the exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 90th day after the date on which the exchange offer registration statement is declared effective by the SEC or (b) if applicable, the shelf registration statement ceases to be effective at any time prior to the earlier of the disposition of the notes covered by the shelf registration statement or one year after the date on which the shelf registration becomes effective;

(each event referred to in the examples listed immediately above is a “registration default”), then the sole remedy available to holders of the notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the notes will increase by 0.25%, and the per year interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional annual interest rate of 1.0% in excess of the interest rate. All additional interest will be payable to holders of the notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured.  After the date on which such registration default is cured, the interest rate on the notes will revert to the interest rate originally borne by the notes.

The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the registration rights agreement, a copy of which has been filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on February 10, 2010.

Terms of the Exchange Offer

We are offering to exchange $200,000,000 in aggregate principal amount of our 7½% Senior Notes due 2020 which have been registered under the Securities Act for a like aggregate principal amount of our outstanding unregistered 7½% Senior Notes due 2020.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for all initial notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer.  We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding initial notes accepted in the exchange offer.  You may tender some or all of your initial notes under the exchange offer.  However, the initial notes are only issuable in authorized denominations of $2,000 and integral multiples of $1,000 .  The exchange offer is not conditioned upon any minimum amount of initial notes being tendered.

The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes:

●	will be registered under the Securities Act;

●	will not bear restrictive legends restricting their transfer under the Securities Act;

●	will not be entitled to the registration rights that apply to the initial notes; and

●	will not contain provisions relating to an increase in any interest rate in connection with the initial notes under circumstances related to the timing of the exchange offer.

The exchange notes will accrue interest from the most recent date on which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes.  Accordingly, registered holders of exchange notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes.  However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the initial notes on that record date.

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under applicable law or the indenture.  We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC.  The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the initial notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

We will be deemed to have accepted validly tendered initial notes when we have given oral or written notice of our acceptance to the exchange agent.  The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If we do not accept any tendered initial notes because of an invalid tender or for any other reason, then we will return any unaccepted initial notes without expense to the tendering holder promptly after the expiration date.

           Holders who tender initial notes in the exchange offer will not be required to pay brokerage commissions or fees.  We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer.  See “—Fees and Expenses” below for more detailed information regarding the expenses of the exchange offer.

By submitting to the exchange agent an agent’s message defined below, you will be making the representations described under “—Procedures Tendering Initial Notes—Deemed Representations” below.

Neither we, nor our board of directors or our management makes any recommendation concerning whether you should tender or not tender initial notes in the exchange offer, nor have we or they authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of initial notes to tender.

Expiration Date; Extension; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2010 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date means the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.  During any extension, all initial notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.  Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

We reserve the right, in our sole discretion and at any time, to:

●	delay accepting any initial notes;

●	extend the exchange offer;

●
terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied or waived prior to the expiration date; and

●	amend the terms of the exchange offer in any manner.

We will notify you as promptly as practicable of any extension, amendment or termination.  We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental changes in the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any initial notes, if in our reasonable judgment:

●	the exchange offer violates applicable law or applicable interpretation of the staff of the SEC;

●
any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, or any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

●	we have not obtained all governmental approvals which we deem necessary for the consummation of the exchange offer.

The conditions listed above are for our sole benefit and we may assert them prior to the expiration date regardless of the circumstances giving rise to any condition.  Subject to applicable law, we may waive these conditions in our discretion in whole or in part prior to the expiration date.  If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

We will not accept for exchange any initial notes tendered, and will not issue exchange notes in exchange for any initial notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering Initial Notes

Valid Tender

When the holder of initial notes tenders, and we accept, initial notes for exchange, a binding agreement between us, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of initial notes who wishes to tender initial notes for exchange must, on or prior to the expiration date:

●
transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal (including initial notes), to the exchange agent, U.S. Bank National Association, at the address set forth below under the heading “—Exchange Agent;”

●
if initial notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with the Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent at the address set forth below under the heading “—Exchange Agent;” or

●	comply with the provisions set forth below under “—Guaranteed Delivery.”

In addition, on or prior to the expiration date:

●	the exchange agent must receive the certificates for the initial notes and the letter of transmittal;

●
the exchange agent must receive a timely confirmation of the book-entry transfer of the initial notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

●	the holder must comply with the guaranteed delivery procedures described below.

The letter of transmittal or agent’s message may be delivered by mail, facsimile, hand delivery or overnight carrier, to the exchange agent.

The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If you beneficially own initial notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your initial notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the initial notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

If you tender fewer than all of your initial notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all initial notes that you hold.

The method of delivery of the certificates for the initial notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or initial notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(i)	you or any other person acquiring exchange notes in exchange for your initial notes in the exchange offer is acquiring them in the ordinary course of business;

(ii)
neither you nor any other person acquiring exchange notes in exchange for your initial notes in the exchange offer is participating, intends to participate in and has no arrangement or understanding with any person to participate in a “distribution” (within the meaning of the Securities Act) of the exchange notes; and

(iii)	neither you nor any other person acquiring exchange notes in exchange for your initial notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(iv)
if you are a broker-dealer and you acquired the initial notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

By tendering your initial notes in the exchange offer, you will be deemed to have made the foregoing representations.

Broker-dealers who cannot make the representations in item (iv) above cannot use this prospectus in connection with resales of the exchange notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your initial notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

(i)	may not rely on the applicable interpretations of the staff of the SEC and therefore may not participate in the exchange offer; and

(ii)	must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the initial notes.

Acceptance of Initial Notes for Exchange and Issuance of Initial Notes

As promptly as practicable after the expiration date, we will accept all initial notes validly tendered and not withdrawn, and we will issue exchange notes registered under the Securities Act to the exchange agent. The exchange agent might not deliver the exchange notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged initial notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered initial notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of initial notes, letters of transmittal and related documents.

In tendering initial notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

●	you have full power and authority to tender, exchange, sell, assign and transfer initial notes;

●	we will acquire good, marketable and unencumbered title to the tendered initial notes, free and clear of all liens, restrictions, charges and other encumbrances; and

●	the initial notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the initial notes.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the initial notes surrendered for exchange are tendered:

●	by a registered holder of initial notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

●	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

●	a bank;

●	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

●	a credit union;

●	a national securities exchange, registered securities association or clearing agency; or

●	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

If initial notes are registered in the name of a person other than the signer of the letter of transmittal, the initial notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

Book-Entry Transfers

For tenders by book-entry transfer of initial notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of initial notes by causing DTC to transfer the initial notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender initial notes. Accordingly, any participant in DTC may make book-entry delivery of initial notes by causing DTC to transfer those initial notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.

Notwithstanding the ability of holders of initial notes to effect delivery of initial notes through book-entry transfer at DTC, either:

●
the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent;” or

●	the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery

If a holder wants to tender initial notes in the exchange offer and (1) the certificates for the initial notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the initial notes may be tendered if the holder complies with the following guaranteed delivery procedures:

●	the tender is made by or through an eligible institution;

●	the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent on or prior to the expiration date:

●	setting forth the name and address of the holder of the initial notes being tendered and the amount of the initial notes being tendered;

●	stating that the tender is being made; and

●
guaranteeing that, within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered initial notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

●
the exchange agent receives the certificates for the initial notes, or a confirmation of book-entry transfer, and a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three (3) New York Stock Exchange trading days after the notice of guaranteed delivery is executed for all such tendered initial notes.

You may deliver the notice of guaranteed delivery by hand, facsimile, mail or overnight delivery to the exchange agent and you must include a guarantee by an eligible institution in the form described above in such notice.

Our acceptance of properly tendered initial notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

Determination of Validity

We will determine in our sole discretion all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered initial notes. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of initial notes not properly tendered or initial notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular initial notes. However, to the extent we waive any conditions of tender with respect to one tender of initial notes, we will waive that condition for all tenders as well. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of initial notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of initial notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person will incur any liability or failure to give you notification of defects or irregularities with respect to tenders of your initial notes.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Withdrawal Rights

You can withdraw tenders of initial notes at any time prior to 5:00 p.m., New York City Time, on the expiration date.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

●	specify the name of the person tendering the initial notes to be withdrawn;

●	identify the initial notes to be withdrawn, including the total principal amount of initial notes to be withdrawn;

●	where certificates for initial notes are transmitted, list the name of the registered holder of the initial notes if different from the person withdrawing the initial notes;

●	contain a statement that the holder is withdrawing his election to have the initial notes exchanged; and

●
be signed by the holder in the same manner as the original signature on the letter of transmittal by which the initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the initial notes register the transfer of the initial notes in the name of the person withdrawing the tender.

If you delivered or otherwise identified pursuant to the guaranteed delivery procedures initial notes to the exchange agent, you must submit the serial numbers of the initial notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of initial notes tendered for the account of an eligible institution. If you tendered initial notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn initial notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, initial notes properly withdrawn may again be tendered at any time on or prior to the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.

In the case of initial notes tendered by book-entry transfer through DTC, the initial notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn initial notes will be returned to the holder after withdrawal. The initial notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Any initial notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Properly withdrawn initial notes may again be tendered by following one of the procedures described under “—Procedures for Tendering Initial Notes” above at any time prior to 5:00 p.m., New York City Time, on the expiration date.

Exchange Agent

U.S. Bank National Association is the exchange agent.  You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:

U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialty Finance Group
Reference: Omega Healthcare Investors, Inc.

By Facsimile:

(615) 495-8158
Attention: Specialty Finance Group
Reference: Omega Healthcare Investors, Inc.

For Information or Confirmation by Telephone:

1-800-934-6802

If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of initial notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of initial notes pursuant to the exchange offer.

Transfer Taxes

Holders who tender their initial notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the initial notes tendered, or if a transfer tax is imposed for any reason other than the exchange of initial notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the initial notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Resales of Exchange Notes

Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of exchange notes, other than a broker-dealer, may offer exchange notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers, if the holder acquired the exchange notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the exchange notes and is not an “affiliate” (as defined under the Securities Act) of Omega. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

By tendering initial notes, the holder, other than participating broker-dealers, as defined below, of those initial notes will represent to us that, among other things:

●	the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder;

●
neither the holder nor any other person receiving the exchange notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the exchange notes; and

●	neither the holder nor any other person receiving the exchange notes is an “affiliate” (as defined under the Securities Act) of Omega.

If any holder or any such other person is an “affiliate” of Omega or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the exchange notes, such holder or other person:

●	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

●	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes must represent that the initial notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes pursuant to the exchange offer. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired initial notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of exchange notes received in exchange for the initial notes pursuant to the exchange offer. We have agreed that, during the period ending 90 days after the consummation of the exchange offer, subject to extension in limited circumstances, we will use all commercially reasonable efforts to keep the exchange offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Consequences of Failure to Exchange Initial Notes

Holders who desire to tender their initial notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of initial notes for exchange.

Initial notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the initial notes and the existing restrictions on transfer set forth in the legend on the initial notes and in the offering memorandum, dated February 4, 2010, relating to the initial notes. Except in limited circumstances with respect to the specific types of holders of initial notes, we will have no further obligation to provide for the registration under the Securities Act of such initial notes. In general, initial notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered initial notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the initial notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Initial notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the initial notes and the exchange notes. Holders of the exchange notes and any initial notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES

The exchange notes are identical in all material respect to the initial notes, except that (i) the exchange notes will be registered under the Securities Act, (ii) the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) holders of the exchange notes are not entitled to certain rights under the registration rights agreement and (iv) the exchange notes will not contain provisions relating to an increase in any interest rate in connection with the outstanding notes under circumstances related to the timing of the exchange offer. The exchange notes will evidence the same debt as the initial notes, which they replace, and will be governed by the same indenture by and among us, the subsidiary guarantors as discussed below, and U.S. Bank National Association, as trustee.

The following is a summary of the material provisions of the indenture governing the notes among Omega, the subsidiary guarantors and U.S. Bank National Association as trustee. It does not restate that agreement, and we urge you to read the indenture in its entirety, which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed on February 10, 2010, because it, and not this description, defines your rights as a noteholder. Copies of the indenture are available upon request to Omega at the address indicated under “Incorporation of Documents by Reference” elsewhere in this prospectus.

Except as otherwise indicated, the following description relates to both the initial notes and the exchange notes, which are together referred to as the “notes.” You can find the definitions of certain capitalized terms used in this description under the subheading “—Certain Definitions.” The term “Issuer” as used in this section refers only to Omega Healthcare Investors, Inc. and not to any of its subsidiaries.

General

The initial notes were issued in an aggregate principal amount of $200 million.   The exchange notes will be issued in an aggregate principal amount equal to the aggregate principal amount of the initial notes they replace.  The notes are unsecured senior obligations of the Issuer and will mature on February 15, 2020. The notes will initially bear interest at a rate of 7½% per annum, payable semiannually to holders of record at the close of business on the February 15 or the August 15, immediately preceding the interest payment date on February 1 and August 1 of each year, commencing August 15, 2010.

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred in accordance with the terms of the indenture.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants” and applicable law, the Issuer may issue additional notes under the indenture. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture.

Guarantees and Subsidiary Guarantors

The notes are guaranteed on an unsecured senior basis by the Subsidiary Guarantors. The guarantees are unconditional regardless of the enforceability of the notes and the indenture.  The notes are not guaranteed by our Unrestricted Subsidiaries.

Each future Restricted Subsidiary that subsequently guarantees Indebtedness of the Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the notes (or the applicable Subsidiary Guarantee) will be required to execute a Subsidiary Guarantee. See “ — Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries.”

Optional Redemption

Optional Redemption.  Except as described below, the Issuer does not have the right to redeem any notes prior to February 15, 2015. The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, on and after February 15, 2015, upon not less than 30 days’ nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing February 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Year	Redemption Price

2015	103.750%
2016	102.500%
2017	101.250%
2018 and thereafter	100.000%

Optional Redemption upon Equity Offerings.  At any time, or from time to time, on or prior to February 15, 2013, the Issuer may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 107.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that:

(1)	at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after such redemption; and

(2)	the Issuer makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are then listed; or

(2)	on a pro rata basis, by lot or by such method as the trustee will deem fair and appropriate.

No notes of a principal amount of $2,000 or less will be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the notes.

Ranking

The notes are unsecured senior obligations of the Issuer, and rank equally in right of payment with other existing and future unsecured senior Indebtedness of the Issuer. The notes are effectively subordinated to all of the Issuer’s and the Issuer’s consolidated Subsidiaries’ secured Indebtedness and structurally subordinated to all other Indebtedness of the non-guarantor Subsidiaries. As of June 30, 2010:

(i)	we had approximately $1.2 billion of Indebtedness outstanding;

(ii)	we had approximately $524 million of Secured Indebtedness (all of which would be effectively senior to the notes to the extent of the value of the underlying assets);

(iii)
we had approximately $99 million of additional availability under our revolving credit facility (all of which would be effectively senior to the notes to the extent of the value of the underlying assets); and

(iv)	our non-guarantor Subsidiaries had approximately $202 million of Indebtedness or other liabilities outstanding.

Of our existing subsidiaries, 44 have been designated as Unrestricted Subsidiaries and do not guarantee the notes.  These Unrestricted Subsidiaries include Subsidiaries obligated on approximately $182 million of indebtedness secured by their assets and $20 million of unsecured Indebtedness.  Except for our Unrestricted Subsidiaries, all of our other existing Subsidiaries are guarantors of the notes. The guarantees of our Subsidiary Guarantors will be unsecured senior obligations of such Subsidiary Guarantor and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of such Subsidiary Guarantor. The guarantees of our Subsidiary Guarantors will be effectively subordinated to all of the Secured Indebtedness of such Subsidiary Guarantor, to the extent of the value of the underlying assets.

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)
the net income of any Person, other than the Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

(2)
the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3)	any after-tax gains or losses attributable to Asset Sales; and

(4)	all extraordinary gains and extraordinary losses.

“Adjusted Consolidated Net Tangible Assets” means the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

(1)	all liabilities of the Issuer and its Restricted Subsidiaries that are classified as current liabilities in accordance with GAAP, excluding intercompany items; and

(2)
all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)
Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant; and

(2)
any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1)
an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such investment; or

(2)
an acquisition by the Issuer or any of its Restricted Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries, other than to the Issuer or another Restricted Subsidiary, of:

(1)          all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)	all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

(1)          all or any of the Capital Stock of any Restricted Subsidiary;

(2)	all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries; or

(3)
any other property and assets of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Issuer;

 provided, however, that “Asset Sale” shall not include:

●	sales or other dispositions of inventory, receivables and other current assets;

●	the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under “Consolidation, Merger and Sale of Assets;”

●	any Restricted Payment permitted by the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment;

●	sales, transfers or other dispositions of assets with a fair market value not in excess of $7.5 million in any transaction or series of related transactions;

●
sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy the second bullet of clause (1) of the second paragraph of the “Limitation on Asset Sales” covenant;

●	sales or other dispositions of Temporary Cash Investments;

●	the creation or realization of any Lien permitted under the indenture;

●	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries; or

●	sales or other dispositions of any of the Closed Facilities as in existence on the Closing Date.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1) the sum of the products of:

●	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

●	the amount of such principal payment, by

(2) the sum of all such principal payments.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person as determined in conformity with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

(2)
a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis;

(3)
the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the indenture); or

(4)
individuals who on the Closing Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Issuer’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Closing Date” means February 9, 2010.

“Closed Facilities” means each of:

●	Parkview Convalescent Center, SNF, 2850-2895 Lewis Lane, Paris, TX 75460; and

●	Jewett City Facility (aka Griswold Facility), SNF, 97 Preston Road, Griswold, CT 06351.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

(1)	Consolidated Interest Expense;

(2)	income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

(3)           depreciation expense;

(4)           amortization expense; and

(5)	non-cash charges resulting from the write-down of the value of accounts receivable and/or notes receivable in an aggregate amount from January 1, 2009 not in excess of $10 million; and

(6)
all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; provided, however, that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:

●	the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary; multiplied by

●	the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):

●	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

●	the interest portion of any deferred payment obligations;

●	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

●	the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Restricted Subsidiaries; and

●	all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)           required to be redeemed prior to the Stated Maturity of the notes;

(2)	redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes; or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer’s repurchase of the notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Note Indentures” means the indenture governing the Issuer’s 7% Senior Notes due 2014 and the indenture governing the Issuer’s 7% Senior Notes due 2016 (each an “Existing Note Indenture”), as each such Existing Note Indenture may be supplemental from time to time.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive if evidenced by a Board Resolution.

“Funds From Operations” for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):

(1)          gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)           non-cash asset impairment charges;

(3)          cash litigation charges incurred in an amount not to exceed $10 million;

(4)	non-cash charges associated with the write-down of the value of accounts and/or notes receivable in an amount not to exceed $10 million;

(5)	non-cash charges related to redemptions of Preferred Stock of the Issuer;

(6)	the write-off of financing costs in connection with the restructuring or refinancing of Indebtedness; and

(7)	any other non-cash charges associated with the sale or settlement of any Interest Rate Agreement or other hedging or derivative instruments.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“GECC Term Loan” means $100 million term loan made pursuant to the Credit Agreement dated as of December 18, 2009, by and among NRS Ventures, L.L.C., as borrower, the lenders party thereto in their capacities as lenders thereunder and General Electric Capital Corporation, as administrative agent and a lender, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder), and all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)         all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)
all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)          all Capitalized Lease Obligations;

(6)
all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

●
the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

●	Indebtedness shall not include any liability for federal state, local or other taxes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

●
the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant (“Four Quarter Period”) to

●	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)
pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)
Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)
pro forma effect shall be given to Asset Dispositions and Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4)
pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)          the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)	the fair market value of the Capital Stock (or any other Investment), held by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described below:

●
“Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

●
the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

●	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Status” means, with respect to the Issuer, when the notes have (1) a rating of both “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P (or, if either such agency ceases to rate the notes for reasons outside the control of the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency), in each case published by the applicable agency with no negative outlook.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Line of Credit” means the Credit Agreement dated as of June 30, 2009, by and among the Restricted Subsidiaries of the Issuer now or hereafter party thereto as borrowers, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder), and all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)
with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

●	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

●	provisions for all taxes actually paid or payable as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries, taken as a whole;

●
payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

●
amounts reserved by the Issuer and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

●	payments of retained liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale; and

(2)
with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Offer to Purchase” means an offer to purchase notes by the Issuer from the holders commenced by mailing a notice to the trustee and each holder stating:

(1)	the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)          that any note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)
that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)
that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

(7)
that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Issuer shall

●	accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

●	deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

●
shall promptly thereafter deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Issuer.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the notes or the Guarantee thereof by such Subsidiary Guarantor, as applicable.

“Permitted Investment” means:

(1)
an Investment in the Issuer or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or any of its Restricted Subsidiaries; provided, however, that such person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such Investment;

(2)          investments in cash and Temporary Cash Investments;

(3)	Investments made by the Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant;

(4)          Investments represented by Guarantees that are otherwise permitted under the indenture;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)          stock, obligations or securities received in satisfaction of judgments;

(7)           Permitted Mortgage Investments; and

(8)	additional Investments not to exceed $50 million at any time outstanding.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Restricted Subsidiaries.

“Significant Subsidiary,” with respect to any Person, means any restricted subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means:

(1)	with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)	with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Debt” means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the notes and the indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Capital Stock owned by the Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the indenture).

“Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuer on the Closing Date and (ii) each other Person that is required to become a Guarantor by the terms of the Indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)
time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)
commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(5)
securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s.

“Total Assets” means the sum (without duplication) of:

(1)	Undepreciated Real Estate Assets; and

(2)	all other assets (excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

“Total Unencumbered Assets” as of any date means the sum of:

(1)	those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

(2)
all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any of its Restricted Subsidiaries; provided, however, that:

●
any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

●
either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described below; and

●
if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants described below.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

●	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

●
all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Suspension of Covenants

During a Suspension Period, the Issuer and its Restricted Subsidiaries will not be subject to the following corresponding provisions of the indenture:

●	“—Certain Covenants—Limitation on Indebtedness”;
●	“—Certain Covenants—Maintenance of Total Unencumbered Assets”;
●	“—Certain Covenants—Limitation on Restricted Payments”;
●	“—Certain Covenants—Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries”;
●	“—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries”;
●	“—Certain Covenants—Limitation on Transactions with Affiliates”; and
●	“—Certain Covenants—Limitation on Asset Sales.”

All other provisions of the indenture will apply at all times during any Suspension Period so long as any notes remain outstanding thereunder.

“Suspension Period” means any period:

(1)          beginning on the date that:

(A)           the notes have Investment Grade Status;

(B)           no Default or Event of Default has occurred and is continuing; and

(C)         the Issuer has delivered an officers’ certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

(2)	ending on the date (the “Reversion Date”) that the notes cease to have Investment Grade Status.

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Closing Date.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (8) under the third paragraph under the “Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of cumulative Funds from Operations for the purpose of the first bullet under clause (C) of the first paragraph of such covenant being a negative, and (y) the items specified in the first four bullets under clause (C) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that are of the type described in the third paragraph of the “Limitation on Restricted Payments” covenant (other than the Restricted Payment referred to in clause (2) of the such third paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such third paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the third paragraph of the “Limitation on Restricted Payments” covenant shall be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date. For purposes of the “—Limitation on Asset Sales” covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero.

Covenants

The indenture contains, among others, the following covenants:

Limitation on Indebtedness

(1)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.

(2)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.

(3)          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness other than the notes issued on the Closing Date and other Indebtedness existing on the Closing Date; provided, however, that the Issuer or any of its Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1; provided, further, however, that the maximum amount of Indebtedness that may be incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to this paragraph (3) (together with any refinancing or refunding thereof pursuant to clause (c) of paragraph (4) below) shall not exceed, at any time outstanding, 10% of the Total Assets of the Issuer and its Restricted Subsidiaries on a consolidated basis.

(4)          Notwithstanding paragraphs (1), (2) or (3) above, the Issuer or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(A)	Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed $350 million;

(B)          Indebtedness owed to:

●	the Issuer evidenced by an unsubordinated promissory note, or

●	to any Restricted Subsidiary;

provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)
Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B) or (D) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that ranks equally with or subordinate in right of payment to, the notes shall only be permitted under this clause (C) if:

●
in case the notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining notes,

●
in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes, and

●
such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

provided further, however, that in no event may Indebtedness of the Issuer that ranks equally with or subordinate in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (C);

(D)          Indebtedness:

●	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

●
under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

●
arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(E)	Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly:

●	used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control, or

●	deposited to defease the notes as described below under “Defeasance,” or

●	deposited to discharge the obligations under the notes and indenture as described below under “Satisfaction and Discharge”;

(F)
Guarantees of the notes and Guarantees of Indebtedness of the Issuer by any of our Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant described below; or

(G)	additional Indebtedness of the Issuer and its Restricted Subsidiaries not to exceed $60 million in aggregate principal amount at any time outstanding.

(5)           Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(6)           For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant,

●	Indebtedness Incurred under the Line of Credit on or prior to the Closing Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this “Limitation on Indebtedness” covenant, and

●	Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (G) of paragraph (4) above or is entitled to be incurred pursuant to paragraph (3) above, the Issuer shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Line of Credit on the Closing Date shall be deemed to have been incurred under clause (A) of paragraph (4) above.

Maintenance of Total Unencumbered Assets

The Issuer and its Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on or with respect to Capital Stock of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries, other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock;

(2)           purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer;

(3)           make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the notes or the Subsidiary Guaranties of the notes; or

(4)           make an Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)         a Default or Event of Default shall have occurred and be continuing,

(B)	the Issuer could not Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on Indebtedness” covenant, or

(C)
the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

●
95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning January 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant, plus

●
100% of the aggregate Net Cash Proceeds received by the Issuer after the Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including from an issuance or sale permitted by the indenture of Indebtedness of the Issuer for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), plus

●
an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Closing Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary, plus

●
the fair market value of noncash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuer pursuant to clauses (3) or (4) of the second succeeding paragraph) of the Issuer subsequent to the Closing Date, plus

●	$470 million.

Notwithstanding the foregoing, the Issuer may declare or pay any dividend or make any distribution that is necessary to maintain the Issuer’s status as a REIT under the Code if:

●	the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and

●	no Default or Event of Default shall have occurred and be continuing.

The foregoing provisions shall not be violated by reason of:

(1)           the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(2)           the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (C) of paragraph (4) of the “Limitation on Indebtedness” covenant;

(3)           the repurchase, redemption or other acquisition of Capital Stock of the Issuer or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of an issuance of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) within 90 days of such repurchase, redemption or other acquisition;

(4)           the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuer which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of, an issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) within 90 days of such principal payment, repurchase, redemption, retirement, defeasance or other acquisition;

(5)           payments or distributions, to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer;

(6)           the payment of regularly scheduled cash dividends on shares of cumulative preferred stock of the Issuer now or hereafter outstanding from time to time in an amount not to exceed $9,250,000 per calendar year;

(7)           the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Issuer held by any member of the Issuer’s (or any of the Restricted Subsidiaries’) management or other employees pursuant to (A) any management or employee equity subscription agreement, stock option agreement or similar agreement in an aggregate amount not to exceed $1 million in the aggregate in any 12-month period or (B) the terms of any employee stock option plan of the Issuer for the purpose of paying employee withholding taxes with respect to such shares; or

(8)           additional Restricted Payments in an aggregate amount not to exceed $30 million;

provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payment referred to in clause (2) of the immediately preceding paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of the immediately preceding paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the immediately preceding paragraph, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

●	pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any of its Restricted Subsidiaries,

●	pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary,

●	make loans or advances to the Issuer or any other Restricted Subsidiary, or

●	transfer its property or assets to the Issuer or any other Restricted Subsidiary. The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)           existing on the Closing Date in the indenture, the Line of Credit and any other agreement in effect on the Closing Date as in effect on the Closing Date, and any extensions, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such extensions, refinancing, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)           existing under or by reason of applicable law;

(3)           existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(4)           in the case of the last bullet in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

●	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

●
existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture, or

●
arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries taken as a whole;

(5)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6)           contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

●	the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

●
the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the good faith judgment of the Board of Directors of the Issuer), and

●
the Board of Directors of the Issuer, in its good faith, determines that an such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the notes; or

(7)           restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Issuer or a Subsidiary Guarantor which ranks equally with or subordinate in right of payment to the notes (or the applicable Subsidiary Guarantee) (“Guaranteed Indebtedness”), unless:

(1)           such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and

(2)           such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

●	ranks equally with the notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

●
is subordinate to the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

Any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)           any sale, exchange or transfer, to any Person not an Affiliate of the Issuer of all of Capital Stock held by the Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture), or

(2)           the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer or any of its Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)           transactions (A) approved by a majority of the independent directors of the Board of Directors of the Issuer or (B) for which the Issuer or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(2)           any transaction solely between the Issuer and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

(3)           the payment of reasonable and customary fees and expenses to directors of the Issuer who are not employees of the Issuer;

(4)           any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(5)           any employment agreement entered into by the Issuer or any Restricted Subsidiary with an employee of the Issuer or such Restricted Subsidiary in the ordinary course consistent with past practice; or

(6)           advances to employees of the Issuer or any Restricted Subsidiary for reasonable moving and relocation, entertainment and travel expenses and similar expenses in the ordinary course of business and consistent with past practice.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant and not covered by (2) through (6) of the immediately foregoing paragraph:

●	the aggregate amount of which exceeds $10 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

●	the aggregate amount of which exceeds $20 million in value, must be determined to be fair in the manner provided for in clause (1) (B) above.

Limitation on Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)           the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2)           at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided, however, with respect to the sale of one or more healthcare properties that (A) up to 75% of the consideration may consist of indebtedness of the purchaser of such healthcare properties so long as such Indebtedness is secured by a first priority Lien on the healthcare property or properties sold and (B) up to 66 2/3% of the consideration may consist of indebtedness of the purchaser of such healthcare properties so long as such indebtedness is secured by a second priority Lien on the healthcare property or properties sold and such indebtedness together with all other indebtedness received pursuant to this clause (B) does not exceed $7.5 million in aggregate principal amount at any time outstanding.

In the event and to the extent that the Net Cash Proceeds received by the Issuer or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 5% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Restricted Subsidiaries has been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant), then the Issuer shall or shall cause the relevant Restricted Subsidiary to:

(1)           within 12 months after the date Net Cash Proceeds so received exceed 5% of Adjusted Consolidated Net Tangible Assets:

●	apply an amount equal to such excess Net Cash Proceeds to permanently reduce Indebtedness under the Line of Credit or the GECC Term Loan, or

●
invest an amount equal to such excess Net Cash Proceeds, or the amount not so applied pursuant to the foregoing bullet (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets (which may include Permitted Mortgage Investments) (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer or any of its Restricted Subsidiaries existing on the date of such investment, and

(2)           apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $15 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes (and Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

Repurchase of Notes upon a Change of Control

The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest (if any) to the Payment Date.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuer that might be outstanding at the time). The above covenant requiring the Issuer to repurchase the notes will, unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

SEC Reports and Reports to Holders

Whether or not the Issuer is then required to file reports with the SEC, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Issuer with the SEC is not permitted under the Exchange Act, the Issuer shall provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder. The Issuer shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.

Events of Default

Events of Default under the indenture include the following:

(1)           default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)           default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;

(3)           default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the “Limitations on Asset Sales” or “Repurchase of Notes upon a Change of Control” covenants;

(4)           the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for the earlier of (i) 60 consecutive days and (ii) such shorter period specified for comparable defaults under either Existing Note Indenture (or under any indenture pursuant to which the Issuer or a Subsidiary Guarantor has issued any indebtedness that refinances or refunds (x) the Indebtedness under such Existing Note Indenture or (y) such refinancing or refunding Indebtedness) after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

(5)           there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

●
an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

●
the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)           any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

●	shall be rendered against the Issuer or any Significant Subsidiary and shall not be paid or discharged, and

●
there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the  aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)           a court of competent jurisdiction enters a decree or order for:

●	relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

●
appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

●
the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)           the Issuer or any Significant Subsidiary:

●
commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

●
consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

●	effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event or Default specified in clause (7) or (8) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

●
all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived, and

●	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)           the holder gives the trustee written notice of a continuing Event of Default;

(2)           the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)           such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)           the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)           during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and of its performance under the indenture and that the Issuer has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

The Issuer will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

(1)           the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;

(2)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)           immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided further, however, that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) shall be issued or distributed to the holders of Capital Stock of the Issuer; and

(4)           the Issuer delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the Subsidiary Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes and Subsidiary Guarantees, except as to

(1)      rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below,

(2)      the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)      the rights, powers, trust, duties, and immunities of the trustee, and the Issuer’s obligation in connection therewith, and

(4)      the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations if the Subsidiary Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the notes,

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States confirming that:

 (a)           the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

 (b)           since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)           no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)           the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(6)           the Issuer shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)           the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then our obligations and the obligations of the Subsidiary Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when

(1)           either:

(a)           all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)           all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Issuer has paid all other sums payable under the indenture by the Issuer; and

(3)           the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1)           change the Stated Maturity of the principal of, or any installment of interest on, any note,

(2)           reduce the principal amount of, or premium, if any, or interest on, any note,

(3)           change the place of payment of principal of, or premium, if any, or interest on, any note,

(4)           impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note,

(5)           reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,

(6)           waive a default in the payment of principal of, premium, if any, or interest on the notes,

(7)           voluntarily release a Subsidiary Guarantor of the notes, except as permitted by the indenture,

(8)           reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(9)           modify or change any provisions of the indenture affecting the ranking of the notes or the Subsidiary Guarantees in any manner adverse to the holders of the notes.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, EACH INVESTOR IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX CONSEQUENCES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY SUCH INVESTOR FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH INVESTOR UNDER THE INTERNAL REVENUE CODE OF 1986 (AS AMENDED); (B) ANY SUCH DISCUSSION WAS WRITTEN IN CONNECTION WITH THE PROMOTION AND MARKETING OF THE MATTERS ADDRESSED HEREIN; AND (C) EACH SUCH INVESTOR SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income tax (and, with respect to non-U.S. holders (as defined below) estate tax) consequences relating to the purchase, ownership and disposition of the notes, but does not purport to be an analysis of all potential tax effects. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all of which are subject to change (possibly with retroactive effect) or to different interpretations. This summary does not address the tax consequences to subsequent purchasers of the notes and is limited to persons who purchase the notes for cash at original issue and at the offering price and hold the notes as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances (such as the application of the alternative minimum tax) or to holders subject to special rules such as financial institutions, tax-exempt entities, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, insurance companies, partnerships, other pass-through entities and investors in those entities, dealers in securities or foreign currencies, persons holding notes as part of a hedge, straddle, “constructive sale,” “conversion” or other integrated transaction, persons subject to U.S. federal estate or gift tax arising from the purchase, ownership, or disposition of the notes, or former U.S. citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code or the effect of any state, local or foreign laws. In addition, this summary also does not discuss tax consequences to an owner of a note held through any entity treated as a partnership for U.S. federal income tax purposes or other pass-through entity. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

We believe that the exchange of the initial notes for the exchange notes, which are debt securities identical to the initial notes, but registered under the Securities Act, pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.  As a result, we believe that (1) a holder will not recognize taxable gain or loss as a result of exchanging such holder’s initial notes for exchange notes; (2) the holding period of the exchange notes received by the holder should include the holding period of such holder’s initial notes; and (3) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the initial notes exchanged therefore immediately before the exchange.

PLEASE CONSULT YOUR OWN TAX ADVISER REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN TAX LAWS AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

Except as modified for estate tax purposes, as used herein, the term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust and is not a U.S. holder.

In certain circumstances, we may be obligated to pay you amounts in excess of stated interest or principal on the notes. For example, as described in “Description of Notes—Repurchase at the Option of Holders—Change of Control,” upon a change of control, you may require us to repurchase the notes at a price that will include an additional amount in excess of the principal of the notes. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental. Our determination is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS successfully challenged this determination, it could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.

Tax Consequences To U.S. Holders

This section applies to you if you are a U.S. holder.

Payments of Stated Interest

Stated interest on a note will generally be taxable to you as ordinary income at the time it either accrues or is received in accordance with your regular method of accounting for federal income tax purposes.

Sales, Exchange, Retirement, Redemption or Disposition of the Notes

Upon the sale, exchange, retirement, redemption or other disposition of a note, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of the note to you. The amount realized excludes any amounts attributable to accrued but unpaid stated interest which will be includable in income as interest (taxable as ordinary income) to the extent not previously included in income. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other disposition, the note has been held for more than one year. For non-corporate holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of net capital losses is subject to limitation.  A U.S. Holder who acquired a note with market discount will generally be required to treat any gain recognized upon the sale, retirement, redemption or other disposition of the note as ordinary income rather than capital gain to the extent of the accrued market discount, unless the U.S. Holder has elected to include market discount in income as it accrues.  Subject to a de minimis exception, “market discount” generally equals the excess of the stated redemption price at the maturity of a note over the U.S. Holder’s initial tax basis in the note, which generally will equal the U.S. Holder’s purchase price for the note in the open market.

Exchange Offer

The exchange of initial notes for exchange notes will not be a taxable sale or exchange. As a result, you will not recognized taxable gain or loss upon receipt of exchange notes, your basis in the notes will carry over to the exchange notes received and the holding period of the exchange notes will include the holding period of the initial notes.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder.

Payments of Interest

Subject to the discussions below concerning effectively connected income and backup withholding, payments of interest on the notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that (a) pursuant to the “portfolio interest” exception (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, (iii) you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) you certify to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that you are not a United States person, provided that if you hold the note through a financial institution or other agent acting on your behalf, you provide appropriate documentation to your agent and your agent provides certification under penalties of perjury to us or our paying agent that it has received such a Form W-8BEN (or suitable substitute form from you or a qualifying intermediary and furnishes us or our agent with a copy or (b) you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption). Additional certifications and procedures may be required if the notes are held through intermediaries. Payments of interest on the notes that do not meet the above-described requirements and that are not effectively connected with your conduct of a U.S. trade or business will be subject to a U.S. federal income tax of 30% (or such lower rate as provided by an applicable income tax), collected by means of withholding.

Sale, Exchange, Retirement, Redemption or Disposition of the Notes

Subject to the discussion below concerning effectively connected income and backup withholding, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of a note unless you are an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met, in which case you will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Exchange Offer

As discussed above under “Tax Consequences to U.S. Holders,” the exchange of initial notes for exchange notes will not be a taxable sale or exchange.

Effectively Connected Income

The preceding discussion assumes that the interest and gain received by the non-U.S. holder is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a note is effectively connected with such trade or business, although you will be exempt from the 30% withholding tax (provided a required certification, generally on IRS form W-8ECI, is provided), you generally will be subject to regular U.S. federal income tax at graduated rates on any interest and gain with respect to the notes in the same manner as if you were a U.S. holder, and if you are a foreign corporation you may also be subject to a branch profits tax at 30% (or such lower rate provided by an applicable income tax treaty) on your effectively connected earnings and profits attributable to such interest and gain. If you are eligible for the benefits of a tax treaty, any effectively connected income or gain will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

Information Reporting and Backup Withholding

If you are a U.S. holder, information reporting will generally apply to payments of interest on the notes or the proceeds of the sale or other disposition (including a retirement or redemption) of the notes. Generally, backup withholding (currently at a rate of 28%) will apply to such payments and proceeds if:

●	you fail to furnish a taxpayer identification number, or TIN, in the prescribed manner;

●	the IRS notifies us that the TIN furnished by you is incorrect;

●	you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

●	you fail to certify under penalties of perjury that you are not subject to backup withholding.

If you are a non-U.S. holder, generally, backup withholding does not apply to payments of interest if the certification described above under “—Tax Consequences to Non-U.S. Holders— Payments of Interest” is provided to us (provided that we have no actual knowledge or reason to know that you are a United States person). Information reporting may still apply to payments of interest even if a certification is provided and interest is exempt from such withholding. Payments of proceeds made to a non-U.S. holder upon a sale or other disposition (including a retirement or redemption) of notes by (i) a U.S. office of a broker will be subject to information reporting and backup withholding unless the above-mentioned certification is provided to us and (ii) a foreign office of a foreign broker, will not be subject to information reporting or backup withholding, unless the broker has certain connections with the United States, in which case information reporting (but generally not backup withholding) will apply (except where the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption). Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of interest paid to you. This information may also be made available to the tax authorities in the country you reside under the provisions of an applicable income tax treaty or other agreement.

Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a refund or credit against your federal income tax liability, provided that the required information is timely furnished to the IRS. Some holders (including, among others, corporations) are generally not subject to information reporting and backup withholding.

U.S. Federal Estate Taxes

A note held by an individual who is a non-U.S. holder (as specifically defined for estate tax purposes) at the time of death will not be includable in the decedent’s gross estate for U.S. estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. At present, U.S. estate tax is not imposed on the estate of a decedent whose death occurs in 2010. However, there have been a number of bills introduced before Congress that would re-instate the estate tax for decedents that die in 2010, including reinstatement on a basis that is retroactive to January 1, 2010. Under present law, U.S. estate tax is imposed on the estate of a decedent whose death occurs after December 31, 2010.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective holders of our notes should recognize that the present federal income tax treatment of investment in our company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our company.

State and Local Taxes

We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

If you are a broker-dealer and hold initial notes for your own account as a result of market-making activities or other trading activities and you receive exchange notes in exchange for initial notes in the exchange offer, then you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of these exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities.  Unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of exchange notes.  We have agreed, for a period of 90 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

Neither we nor any subsidiary guarantor will receive any proceeds in connection with the exchange offer or any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  By acknowledging that it will deliver a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after consummation of the exchange offer, we will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of exchange notes.  We have agreed to pay all expenses incident to our obligations in connection with the exchange offer, other than commissions, counsel fees and concessions of any broker-dealer, and will indemnify the holders of initial notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Bryan Cave LLP, Atlanta, Georgia will pass upon certain legal matters in connection with the exchange notes offered hereby. Other counsel have passed upon certain legal matters relating to selected Subsidiary Guarantors in connection with the exchange notes offered hereby.

EXPERTS

The consolidated financial statements and schedules of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc. Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the combined statement of revenues and certain expenses of the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I and II, included in our Current Report on Form 8-K/A dated December 22, 2009, for the year ended December 31, 2008, the combined statement of revenues and certain expenses of the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closing II, included in our Current Report on Form 8-K dated May 7, 2010, for the year ended December 31, 2009, and the combined statement of revenues and certain expenses of the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closing III, included in our Current Report on Form 8-K dated May 7, 2010, for the year ended December 31, 2009, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference into this prospectus the documents set forth below that we have filed with the SEC, and any future filings by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement (except for any information therein which has been “furnished” rather than “filed” and any sections thereof which project future results or performance, which shall not be incorporated herein) :

●	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 1, 2010;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 10, 2010 and for the quarter ended June 30, 2010, filed with the SEC on August 6, 2010;

●
our current reports* on Form 8-K, filed with the SEC on January 15, 2010, February 4, 2010, February 10, 2010, March 31, 2010, April 16, 2010, April 20, 2010, May 7, 2010, June 14, 2010, June 25, 2010, June 30, 2010, September 27, 2010 and October 5, 2010 ;

●
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 2002, and any amendments or reports filed for the purpose of updating that description; and

●	our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 9, 2010, filed with the SEC on April 30, 2010.

* We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

All documents we file later with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein and our web address is included as an inactive textual reference only.

Omega Healthcare Investors, Inc.
Exchange Offer

$200,000,000 7½% Senior Notes due 2020
for $200,000,000 7½% Senior Notes due 2020
that have been registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

The articles of incorporation and bylaws of Omega provide for indemnification of directors and officers to the full extent permitted by Maryland law.

Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings.  However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the indemnification provisions of Section 2-418, or the charter, bylaws, a resolution of the board of directors of the corporation or an agreement approved by the board of directors).  In addition, a director may not be indemnified under Section 2-418 in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.  A director or officer who has been successful on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against any reasonable expenses incurred by the director or officer in connection with the proceeding.  As noted below, the SEC may limit the corporation’s obligation to provide this indemnification.

Omega has also entered into indemnity agreements with the officers and directors of Omega that provide that Omega will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of Omega. Once an initial determination is made by Omega that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require Omega to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the registrants pursuant to the above-described provisions, the registrants understand that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a)           Exhibits. Reference is made to the Index of Exhibits filed as part of this registration statement.

(b)           Financial Statement Schedules. All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings.

(a)          The undersigned registrants hereby undertake:

                       (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                                 (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                                 (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                              (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (c)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering  prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (d)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (e)         The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f)           The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (g)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)           The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i)           The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, C. Taylor Pickett has duly caused this Amendment No. 1 to  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this  13th  day of  October , 2010.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to registration statement has been signed by the following persons in the capacities indicated on October 13 , 2010.

Signature	Position

/s/ Taylor Pickett
C. Taylor Pickett	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert O. Stephenson
Robert O. Stephenson	Chief Financial Officer (Principal Financial Officer)

/s/ Michael D. Ritz
Michael D. Ritz	Chief Accounting Officer (Principal Accounting Officer)

*
Bernard J. Korman	Chairman of the Board of Directors

*
Thomas F. Franke	Director

*
Harold J. Kloosterman	Director

*
Edward Lowenthal	Director

*
Stephen D. Plavin	Director

* By:	/s/ Robert O. Stephenson
Robert O. Stephenson as attorney-in-fact
pursuant to authority granted by powers
of attorney, copies of which have been
previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, C. Taylor Pickett has duly caused this Amendment No.1 to  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this  13th  day of October , 2010.

Arizona Lessor - Infinia, Inc.
Baldwin Health Center, Inc.
Bayside Alabama Healthcare Second, Inc.
Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
Bayside Indiana Healthcare Associates, Inc.
Bayside Street II, Inc.
Bayside Street, Inc.
Canton Health Care Land, Inc.
Carnegie Gardens LLC
Center Healthcare Associates, Inc.
Cherry Street – Skilled Nursing, Inc.
Colonial Gardens, LLC
Colorado Lessor - Conifer, Inc.
Copley Health Center, Inc.
CSE Albany LLC
CSE Amarillo LLC
CSE Anchorage LLC
CSE Arden L.P.
CSE Augusta LLC
CSE Bedford LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Camden LLC
CSE Canton LLC
CSE Casablanca Holdings II LLC
CSE Casablanca Holdings LLC
CSE Cedar Rapids LLC
CSE Centennial Village
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Corpus North LLC
CSE Crane LLC
CSE Denver Iliff LLC
CSE Denver LLC
CSE Douglas LLC
CSE Dumas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fairhaven LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntingdon LLC

CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jacinto City LLC
CSE Jefferson City LLC
CSE Jeffersonville-Hillcrest Center LLC
CSE Jeffersonville-Jennings House LLC
CSE Kerrville LLC
CSE King L.P.
CSE Kingsport LLC
CSE Knightdale L.P.
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lenoir L.P.
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Logansport LLC
CSE Lowell LLC
CSE Marianna Holdings LLC
CSE Memphis LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Pennsylvania Holdings
CSE Piggott LLC
CSE Pilot Point LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Ripley LLC
CSE Ripon LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC
CSE Shawnee LLC
CSE Spring Branch LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texarkana LLC
CSE Texas City LLC
CSE The Village LLC
CSE Upland LLC
CSE Walnut Cove L.P.
CSE West Point LLC
CSE Whitehouse LLC
CSE Williamsport LLC
CSE Winter Haven LLC
CSE Woodfin L.P.
CSE Yorktown LLC
Dallas – Skilled Nursing, Inc.

Delta Investors I, LLC
Delta Investors II, LLC
Desert Lane LLC
Dixon Health Care Center, Inc.
Florida Lessor – Crystal Springs, Inc.
Florida Lessor – Emerald, Inc.
Florida Lessor – Lakeland, Inc.
Florida Lessor – Meadowview, Inc.
Florida Real Estate Company, LLC
Georgia Lessor - Bonterra/Parkview, Inc.
Greenbough, LLC
Hanover House, Inc.
Heritage Texarkana Healthcare Associates, Inc.
House of Hanover, Ltd
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Indiana Lessor – Jeffersonville, Inc.
Indiana Lessor – Wellington Manor, Inc.
Jefferson Clark, Inc.
LAD I Real Estate Company, LLC
Lake Park – Skilled Nursing, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Long Term Care – Michigan, Inc.
Long Term Care – North Carolina, Inc.
Long Term Care Associates – Illinois, Inc.
Long Term Care Associates – Indiana, Inc.
Long Term Care Associates – Texas, Inc.
Meridian Arms Land, Inc.
North Las Vegas LLC
NRS Ventures, L.L.C.
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC
OHI Asset (CO), LLC
OHI Asset (CT) Lender, LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IL), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH), LLC
OHI Asset (PA) Trust
OHI Asset (PA), LLC
OHI Asset (SMS) Lender, Inc.
OHI Asset (TX), LLC
OHI Asset CSB LLC
OHI Asset CSE – E, LLC
OHI Asset CSE – U, LLC
OHI Asset Essex (OH), LLC

OHI Asset II (CA), LLC
OHI Asset II (FL), LLC
OHI Asset II (PA) Trust
OHI Asset III (PA) Trust
OHI Asset IV (PA) Silver Lake Trust
OHI Asset, LLC
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHI Tennessee, Inc.
OHIMA, Inc.
Omega (Kansas), Inc.
Omega TRS I, Inc.
Orange Village Care Center, Inc.
OS Leasing Company
Panama City Nursing Center LLC
Parkview – Skilled Nursing, Inc.
Pavillion North Partners, Inc.
Pavillion North, LLP
Pavillion Nursing Center North, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
Skilled Nursing – Gaston, Inc.
Skilled Nursing – Herrin, Inc.
Skilled Nursing – Hicksville, Inc.
Skilled Nursing – Paris, Inc.
Skyler Maitland LLC
South Athens Healthcare Associates, Inc.
St. Mary’s Properties, Inc.
Sterling Acquisition Corp.
Sterling Acquisition Corp. II
Suwanee, LLC
Texas Lessor – Stonegate GP, Inc.
Texas Lessor – Stonegate, Limited, Inc.
Texas Lessor – Stonegate, LP
Texas Lessor – Treemont, Inc.
The Suburban Pavilion, Inc.
Washington Lessor – Silverdale, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
Wilcare, LLC

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints C. Taylor Pickett and Robert O. Stephenson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on  October 13 , 2010.

Signature	Position

/s/ Taylor Pickett
C. Taylor Pickett	Chief Executive Officer (Principal Executive Officer)

/s/ Robert O. Stephenson
Robert O. Stephenson	Chief Financial Officer (Principal Financial Officer)

/s/ Michael D. Ritz	Chief Accounting Officer
Michael D. Ritz

/s/ Robert O. Stephenson
Robert O. Stephenson	Sole Director, Officer of General Partner, Officer of Sole Member, Officer of Managing Trustee or Officer of Trustee

INDEX OF EXHIBIT

Exhibit No.	Exhibit
3.0	Amended and Restated Bylaws, as amended as of January 16, 2007 (Incorporated by reference to Exhibit 3.1 to the Company’s Form S-11, filed on January 29, 2007).
3.1	Articles of Amendment and Restatement of Omega Healthcare Investors, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 14, 2010).
3.2
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
Arizona Lessor—Infinia, Inc.
Colorado Lessor—Conifer, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.

3.3
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** :
Arizona Lessor—Infinia, Inc.
Colorado Lessor—Conifer, Inc.
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.

3.4	Articles of Incorporation of Baldwin Health Center, Inc. *
3.5	Articles of Incorporation of Pavillion North Partners, Inc. *
3.6	Articles of Incorporation of Pavillion Nursing Center North, Inc. *
3.7	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : Baldwin Health Center, Inc. Pavillion North Partners, Inc. Pavillion Nursing Center North, Inc.
3.8	Articles of Incorporation of Bayside Alabama Healthcare Second, Inc. *
3.9	Bylaws of Bayside Alabama Healthcare Second, Inc. **
3.10	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : Bayside Arizona Healthcare Associates, Inc. Bayside Arizona Healthcare Second, Inc.

3.11	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : Bayside Arizona Healthcare Associates, Inc. Bayside Arizona Healthcare Second, Inc.
3.12	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : Bayside Colorado Healthcare Associates, Inc. Bayside Colorado Healthcare Second, Inc.
3.13	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : Bayside Colorado Healthcare Associates, Inc. Bayside Colorado Healthcare Second, Inc.
3.14	Articles of Incorporation of Bayside Indiana Healthcare Associates, Inc. **
3.15	Bylaws of Bayside Indiana Healthcare Associates, Inc. **
3.16	Certificate of Incorporation of Bayside Street II, Inc. **
3.17	Bylaws of Bayside Street II, Inc. **
3.18	Articles of Incorporation of Bayside Street, Inc. *
3.19	Bylaws of Bayside Street, Inc. **
3.20
Form of Articles of Incorporation for each of  the following subsidiaries of Omega Healthcare Investors, Inc. * :
Canton Health Care Land, Inc.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Leatherman 90-1, Inc.
Meridian Arms Land, Inc.
St. Mary’s Properties, Inc.

3.21	Articles of Incorporation of Copley Health Center, Inc. *
3.22	Articles of Incorporation of Hanover House, Inc. *
3.23	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : Leatherman Partnership 89-1, Inc. Leatherman Partnership 89-2, Inc.
3.24	Articles of Incorporation of Orange Village Care Center, Inc. *
3.25	Articles of Incorporation of The Suburban Pavilion, Inc. *
3.26	Articles of Incorporation of Dixon Health Care Center, Inc. *
3.27
Form of Bylaws for each of  the following subsidiaries of Omega Healthcare Investors, Inc. * :
Canton Health Care Land, Inc.
Copley Health Center, Inc.
Dixon Health Care Center, Inc.
Hanover House, Inc.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Meridian Arms Land, Inc.
Orange Village Care Center, Inc.
St. Mary’s Properties, Inc.
The Suburban Pavilion, Inc.

3.28	Partnership Agreement for Texas Lessor—Stonegate, L.P. **

3.29
Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
Center Healthcare Associates, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
South Athens Healthcare Associates, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.

3.30
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** :
Center Healthcare Associates, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
South Athens Healthcare Associates, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.

3.31
Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
Cherry Street—Skilled Nursing Center, Inc.
Dallas Skilled Nursing, Inc.
Lake Park Skilled Nursing, Inc.
Long Term Care Associates—Texas, Inc.
Parkview—Skilled Nursing, Inc.

3.32
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** :
Cherry Street—Skilled Nursing Center, Inc.
Dallas Skilled Nursing, Inc.
Lake Park Skilled Nursing, Inc.
Long Term Care Associates—Texas, Inc.
Parkview—Skilled Nursing, Inc.

3.33	Form of Articles of Organization for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : Colonial Gardens, LLC Wilcare, LLC
3.34	Articles of Organization of House of Hanover, Ltd. *
3.35	Form of Operating Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : Colonial Gardens, LLC House of Hanover, Ltd. Wilcare, LLC
3.36
Form of Certificate of Formation for each of  the following subsidiaries of Omega Healthcare Investors, Inc. * :
CSE Albany LLC
CSE Amarillo LLC
CSE Augusta LLC
CSE Bedford LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Canton LLC
CSE Cedar Rapids LLC

CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Denver LLC
CSE Douglas LLC
CSE Dumas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jeffersonville-Hillcrest Center LLC
CSE Jeffersonville-Jennings House LLC
CSE Kingsport LLC
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Logansport LLC
CSE Lowell LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Piggott LLC
CSE Pilot Point LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC
CSE Shawnee LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texas City LLC
CSE Upland LLC
CSE Winter Haven LLC
CSE Yorktown LLC

3.37
Form of Second Amended and Restated Limited Liability Company Agreement for each of  the following subsidiaries of Omega Healthcare Investors, Inc. * :
CSE Albany LLC
CSE Amarillo LLC
CSE Augusta LLC
CSE Bedford LLC
CSE Cambridge Realty LLC
CSE Canton LLC
CSE Cedar Rapids LLC
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Denver LLC
CSE Douglas LLC
CSE Dumas LLC
CSE Elkton Realty LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jeffersonville-Hillcrest Center LLC
CSE Jeffersonville-Jennings House LLC
CSE Kingsport LLC
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Logansport LLC
CSE Lowell LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Piggott LLC
CSE Pilot Point LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC
CSE Shawnee LLC

CSE Stillwater LLC CSE Taylorsville LLC CSE Texas City LLC CSE Upland LLC CSE Winter Haven LLC CSE Yorktown LLC
3.38	Second Amended and Restated Limited Liability Company Agreement for CSE Cambridge LLC. *
3.39	Second Amended and Restated Limited Liability Company Agreement for CSE Elkton LLC. *
3.40	Second Amended and Restated Limited Liability Company Agreement for CSE Lexington Park LLC. *
3.41
Form of Certificate of Formation for each of  the following subsidiaries of Omega Healthcare Investors, Inc. * :
CSE Anchorage LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Camden LLC
CSE Denver Iliff LLC
CSE Fairhaven LLC
CSE Huntingdon LLC
CSE Jefferson City LLC
CSE Memphis LLC
CSE Ripley LLC
CSE Texarkana LLC
CSE West Point LLC
CSE Whitehouse LLC

3.42	Certificate of Formation of Carnegie Gardens LLC. *

3.43	Certificate of Formation of CSE Marianna Holdings LLC. *
3.44	Certificate of Formation of Panama City Nursing Center LLC. *
3.45	Certificate of Formation of Skyler Maitland LLC. *
3.46
Form of Amended and Restated Limited Liability Company Agreement for each of  the following subsidiaries of Omega Healthcare Investors, Inc. * :
Carnegie Gardens LLC
CSE Anchorage LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Camden LLC
CSE Denver Iliff LLC
CSE Fairhaven LLC
CSE Huntingdon LLC
CSE Jefferson City LLC
CSE Marianna Holdings LLC.
CSE Memphis LLC
CSE Ripley LLC
CSE Texarkana LLC
CSE West Point LLC
CSE Whitehouse LLC
Panama City Nursing Center LLC
Skyler Maitland LLC

3.47
Form of Certificate of Limited Partnership for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
CSE Arden L.P.
CSE King L.P
CSE Knightdale L.P.
CSE Lenoir L.P.
CSE Walnut Cove L.P.
CSE Woodfin L.P.

3.48
Form of Second Amended and Restated Limited Partnership Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
CSE Arden L.P.
CSE King L.P
CSE Knightdale L.P.
CSE Lenoir L.P.
CSE Walnut Cove L.P.
CSE Woodfin L.P.

3.49	Certificate of Formation for CSE Casablanca Holdings LLC. *
3.50	Amended and Restated Limited Liability Company Agreement for CSE Casablanca Holdings LLC. *
3.51	Certificate of Formation for CSE Casablanca Holdings II LLC. *
3.52	Amended and Restated Limited Liability Company Agreement for CSE Casablanca Holdings II LLC. *
3.53	Certificate of Trust for CSE Centennial Village. *
3.54	Trust Agreement for CSE Centennial Village. *
3.55	Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : CSE Corpus North LLC CSE Jacinto City LLC CSE Kerrville LLC CSE Ripon LLC

CSE Spring Branch LLC CSE The Village LLC CSE Williamsport LLC
3.56	Certificate of Formation for Desert Lane LLC. *
3.57	Certificate of Formation of North Las Vegas LLC. *
3.58
Form of Second Amended and Restated Limited Liability Company Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
CSE Corpus North LLC
CSE Jacinto City LLC
CSE Kerrville LLC
CSE Ripon LLC
CSE Spring Branch LLC
CSE The Village LLC
CSE Williamsport LLC
Desert Lane LLC
North Las Vegas LLC

3.59	Certificate of Formation for CSE Crane LLC. *
3.60	Amended and Restated Limited Liability Company Agreement for CSE Crane LLC. *
3.61	Certificate of Trust for CSE Pennsylvania Holdings. *
3.62	Trust Agreement for CSE Pennsylvania Holdings. *
3.63	Form of Articles of Organization for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : Delta Investors I, LLC Delta Investors II, LLC
3.64	Form of Operating Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : Delta Investors I, LLC Delta Investors II, LLC
3.65	Articles of Organization for Florida Real Estate Company, LLC. *
3.66	Second Amended and Restated Operating Agreement for Florida Real Estate Company, LLC. *
3.67	Articles of Incorporation of Jefferson Clark, Inc. **
3.68	Bylaws of Jefferson Clark, Inc. **
3.69	Articles of Incorporation of Long Term Care—Michigan, Inc. *
3.70	Bylaws of Long Term Care—Michigan, Inc. **
3.71	Articles of Incorporation of Long Term Care—North Carolina, Inc. **
3.72	Bylaws of Long Term Care—North Carolina, Inc. **
3.73
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
Long Term Care Associates—Illinois, Inc.
Skilled Nursing—Herrin, Inc.
Skilled Nursing—Paris, Inc.

3.74	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : Long Term Care Associates—Illinois, Inc. Skilled Nursing—Herrin, Inc. Skilled Nursing—Paris, Inc.
3.75
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * :
Long Term Care Associates—Indiana, Inc.
OHI (Indiana), Inc.
Skilled Nursing—Gaston, Inc.

3.76	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : Long Term Care Associates—Indiana, Inc. OHI (Indiana), Inc. Skilled Nursing—Gaston, Inc.
3.77	Certificate of Formation of NRS Ventures, LLC. *
3.78	Limited Liability Company Agreement for NRS Ventures, LLC. *
3.79	Certificate of Incorporation of OHI (Connecticut), Inc. **
3.80	Bylaws of OHI (Connecticut), Inc. **
3.81	Articles of Incorporation of OHI (Florida), Inc. **
3.82	Bylaws of OHI (Florida), Inc. **
3.83	Articles of Incorporation of OHI (Illinois), Inc. **
3.84	Bylaws of OHI (Illinois), Inc. **
3.85	Articles of Incorporation of OHI (Iowa), Inc. +
3.86	Bylaws of OHI (Iowa), Inc. **
3.87	Articles of Incorporation of OHI (Kansas), Inc. **
3.88	Bylaws of OHI (Kansas), Inc. **
3.89
Form of Certificate of Formation for each of  the following subsidiaries of Omega Healthcare Investors, Inc. ** :
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (PA), LLC
OHI Asset (TX), LLC
OHI Asset, LLC

3.90
Form of Limited Liability Company Agreement for each of  the following subsidiaries of Omega Healthcare Investors ** :
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (PA), LLC
OHI Asset (TX), LLC
OHI Asset, LLC

3.91	Certificate of Formation of OHI Asset (CO), LLC. *
3.92	Limited Liability Company Agreement for OHI Asset (CO), LLC. *
3.93	Certificate of Formation of OHI Asset (CT) Lender, LLC. **
3.94	Limited Liability Company Agreement for OHI Asset (CT) Lender, LLC. **
3.95	Certificate of Formation of OHI Asset (IL), LLC. *
3.96	Limited Liability Company Agreement for OHI Asset (IL), LLC. *
3.97	Certificate of Trust for OHI Asset (PA) Trust. *
3.98	Declaration of Trust for OHI Asset (PA) Trust. *

3.99	Articles of Incorporation of OHI Asset (SMS) Lender, Inc. *
3.100	Bylaws for OHI Asset (SMS) Lender, Inc. *
3.101	Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors * : OHI Asset CSB LLC OHI Asset CSE-E, LLC OHI Asset CSE-U, LLC
3.102	Form of Limited Liability Company Agreement for each of the following subsidiaries of Omega Healthcare Investors * : OHI Asset CSB LLC OHI Asset CSE-E, LLC OHI Asset CSE-U, LLC
3.103	Certificate of Formation of OHI Asset Essex (OH), LLC. *
3.104	Limited Liability Company Agreement for OHI Asset Essex (OH), LLC. *
3.105	Certificate of Formation of OHI Asset II (CA), LLC. *
3.106	Limited Liability Company Agreement for OHI Asset II (CA), LLC. *
3.107	Certificate of Formation of OHI Asset II (FL), LLC. *
3.108	Limited Liability Company Agreement for OHI Asset II (FL), LLC. *
3.109	Form of Certificate of Trust for each of the following subsidiaries of Omega Healthcare Investors * : OHI Asset II (PA) Trust OHI Asset III (PA) Trust
3.110	Form of Declaration of Trust for each of the following subsidiaries of Omega Healthcare Investors ** : OHI Asset II (PA) Trust OHI Asset III (PA) Trust
3.111	Certificate of Trust for OHI Asset IV (PA) Silver Lake Trust. *
3.112	Declaration of Trust for OHI Asset IV (PA) Silver Lake Trust. *
3.113	Articles of Incorporation of OHI of Texas, Inc. *
3.114	Bylaws of OHI of Texas, Inc. *
3.115	Articles of Incorporation of OHI Sunshine, Inc. *
3.116	Bylaws of OHI Sunshine, Inc. **
3.117	Articles of Incorporation of OHI Tennessee, Inc. *
3.118	Bylaws of OHI Tennessee, Inc. *
3.119	Articles of Organization of OHIMA, Inc. *
3.120	Bylaws of OHIMA, Inc. **
3.121	Articles of Incorporation of Omega (Kansas), Inc. *
3.122	Bylaws of Omega (Kansas), Inc. **
3.123	Articles of Incorporation of Omega TRS I, Inc. *
3.124	Bylaws of Omega TRS I, Inc. **
3.125	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. * : OS Leasing Company Sterling Acquisition Corp. Sterling Acquisition Corp. II
3.126	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. ** : OS Leasing Company Sterling Acquisition Corp. Sterling Acquisition Corp. II
3.127	Certificate of Limited Partnership for Pavillion North, LLP. *
3.128	Partnership Agreement for Pavillion North, LLP. *
3.129	Articles of Incorporation for Skilled Nursing – Hicksville, Inc. *
3.130	Bylaws for Skilled Nursing – Hicksville, Inc. **

3.131	Certificate of Formation for Greenbough LLC. *
3.132	Certificate of Formation for LAD I Real Estate Company, LLC. *
3.133	Certificate of Formation for Suwanee, LLC. *
3.134
Form of Second Amended and Restated Limited Liability Company Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. * :
Greenbough LLC
LAD I Real Estate Company, LLC
Suwanee, LLC

3.135	Certificate of Formation for Texas Lessor – Stonegate, LP. *
3.136	Certificate of Formation for OHI Asset (MI), LLC.+
3.137	Limited Liability Company Agreement for OHI Asset (MI), LLC.+
5.1	Opinion of Bryan Cave LLP.+
5.2	Opinion of Maynard, Cooper & Gale, P.C.+
5.3	Opinion of Miles & Peters, P.C.+
5.4	Opinion of Robinson & Cole LLP.+
5.5	Opinion of Akerman Senterfitt LLP.+
5.6	Opinion of Ice Miller LLP.+
5.7	Opinion of Baudino Law Group, PLC.+
5.8	Opinion of Wyatt, Tarrant & Combs, LLP.+
5.9	Opinion of Partridge, Snow & Hahn LLP.+
5.10	Opinion of Miller, Johnson, Snell & Cummiskey, P.L.C.+
5.11	Opinion of Dinsmore & Shohl LLP.+
5.12	Opinion of Montgomery, McCracken, Walker & Rhoads, LLP.+
8.1	Opinion of Bryan Cave LLP regarding certain tax matters.+
12.1	Ratio of Earnings to Fixed Charges. *
21	Subsidiaries of Omega Healthcare Investors, Inc. *
23.1	Consent of Ernst & Young LLP with respect to Omega Healthcare Investors, Inc. audited financial statements. +
23.2	Consent of Ernst & Young LLP with respect to the Healthcare Real Estate Carve Out of CapitalSource Inc.: Closings I and II for the year ended December 31, 2008. +
23.3
Consent of Ernst & Young LLP with respect to the Healthcare Real Estate Carve Out of CapitalSource Inc.: Closing II for the year ended December 31, 2009, and Healthcare Real Estate Carve Out of CapitalSource Inc.: Closing III for the year ended December 31, 2009. +

23.4	Consent of Bryan Cave LLP (included in Exhibit 5.1)
24	Power of Attorney. *
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association. *
99.1	Form of Letter of Transmittal relating to 7½% Senior Notes due 2020. *
99.2	Form of Notice of Guaranteed Delivery. *
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. *
99.4	Form of Letter to Clients. *

*     Previously filed.
**    Incorporated by reference to the applicable exhibit to the Company’s Registration Statements on Form S-4 relating to (i) the Company’s 7% Senior Notes due 2014 (filed with the SEC on February 24, 2006) and (ii) the Company’s 7% Senior Notes due 2016 (filed with the SEC on July 26, 2004).
+     Filed herewith.